                     SENIOR SUBORDINATED CREDIT AGREEMENT


                                  dated as of


                              September 30, 1996


                                     among


                     PETERSEN PUBLISHING COMPANY, L.L.C.,
                                 as Borrower,


                         THE GUARANTORS named herein,


                           THE LENDERS named herein


                                      and


                       FIRST UNION CORPORATION, as Agent

                               TABLE OF CONTENTS

Section      Heading                                                                     Page
-------      -------                                                                     ----
RECITALS..................................................................................  1
SECTION 1  DEFINITIONS....................................................................  1
     1.1  Certain Defined Terms...........................................................  1
     1.2  Accounting Terms................................................................ 31
     1.3  Other Definitional Provisions; Construction..................................... 31
SECTION 2 AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTE............................. 31
     2.1  Bridge Loan and Bridge Note..................................................... 31
          A.  Bridge Loan Commitment...................................................... 31
          B.  Notice of Borrowing......................................................... 31
          C.  Disbursement of Funds....................................................... 32
          D.  Bridge Notes................................................................ 32
          E.  Scheduled Payment of Bridge Loan............................................ 32
          F.  Termination of Bridge Loan Commitment....................................... 32
          G.  Pro Rata Borrowings......................................................... 32
     2.2  Term Loan and Term Note......................................................... 33
          A.  Term Loan Commitment........................................................ 33
          B.  Notice of Conversion/Borrowing.............................................. 33
          C.  Making of Term Loan......................................................... 33
          D.  Maturity of Term Loan....................................................... 33
          E.  Term Notes.................................................................. 33
     2.3  Interest on the Loans........................................................... 34
          A.  Rate of Interest............................................................ 34
          B.  Interest Payments........................................................... 35
          C.  PostMaturity Interest....................................................... 35
          D.  Computation of Interest..................................................... 35
     2.4  Fees............................................................................ 36
     2.5  Prepayments and Payments........................................................ 36
          A.  Prepayments................................................................. 36
          B.  Manner and Time of Payment.................................................. 38
          C.  Payments on NonBusiness Days................................................ 38
          D.  Notation of Payment......................................................... 38
     2.6  Use of Proceeds................................................................. 38
          A.  Bridge Loan................................................................. 38
          B.  Term Loan................................................................... 39
          C.  Margin Regulations.......................................................... 39
SECTION 3  CONDITIONS..................................................................... 39
     3.1  Conditions to Bridge Loan....................................................... 39
     3.2  Conditions to Term Loan......................................................... 46

Section      Heading                                                                     Page
-------      -------                                                                     ----
SECTION 4  REPRESENTATIONS AND WARRANTIES................................................. 48
     4.1  Corporate Organization and Power................................................ 48
     4.2  Authorization; Enforceability................................................... 48
     4.3  No Violation.................................................................... 49
     4.4  Governmental Authorization; Permits............................................. 49
     4.5  Litigation...................................................................... 50
     4.6  Taxes........................................................................... 50
     4.7  Subsidiaries.................................................................... 51
     4.8  Full Disclosure................................................................. 51
     4.9  Margin Regulations.............................................................. 51
     4.10  Financial Matters.............................................................. 51
     4.11  Ownership of Properties........................................................ 54
     4.12  ERISA.......................................................................... 55
     4.13  Environmental Matters.......................................................... 55
     4.14  Compliance With Governing Documents, Decrees and Laws.......................... 57
     4.15  Labor Relations................................................................ 57
     4.16  Regulated Industries........................................................... 58
     4.17  Insurance...................................................................... 58
     4.18  Certain Contracts.............................................................. 58
     4.19  Capitalization................................................................. 59
     4.20  Transaction Documents.......................................................... 59
     4.21  Broker's or Finder's Fees...................................................... 59
     4.22  Guarantees..................................................................... 60
     4.23  Senior Subordinated Indenture; Etc............................................. 60
SECTION 5  AFFIRMATIVE COVENANTS.......................................................... 61
     5.1  Financial Statements............................................................ 61
     5.2  Other Business and Financial Information........................................ 64
     5.3  Existence; Franchise; Maintenance of Properties................................. 67
     5.4  Compliance with Laws............................................................ 68
     5.5  Payment of Obligations.......................................................... 68
     5.6  Insurance....................................................................... 68
     5.7  Maintenance of Books and Records; Inspection.................................... 68
     5.8  Fiscal Year..................................................................... 69
     5.9  Exchange of Term Notes.......................................................... 69
     5.10  Payments in U.S. Dollars....................................................... 70
     5.11  Register....................................................................... 70
     5.12  Lenders Meeting................................................................ 71
     5.13  Additional Guarantors.......................................................... 71
     5.14  Permitted Acquisitions......................................................... 71
     5.15 Creation or Acquisition of Subsidiaries......................................... 74

Section      Heading                                                                     Page
-------      -------                                                                     ----
SECTION 6  NEGATIVE COVENANTS.............................................................. 75
     6.1  Indebtedness.................................................................... 75
     6.2  Liens........................................................................... 76
     6.3  Restricted Payments............................................................. 79
     6.4  Investments..................................................................... 80
     6.5  Senior Subordinated Indebtedness................................................ 82
     6.6  Merger; Consolidation........................................................... 82
     6.7  Limitation on Certain Restrictions.............................................. 83
     6.8  Transactions with Affiliates.................................................... 84
     6.9  Permitted Lines of Business..................................................... 84
     6.10  Amendments or Waivers of Certain Documents..................................... 85
     6.11  Refinancing of the Loans in Part............................................... 85
     6.12  Asset Dispositions............................................................. 85
SECTION 7  EVENTS OF DEFAULT.............................................................. 85
     7.1  Failure To Make Payments When Due............................................... 85
     7.2  Default in Other Agreements..................................................... 86
     7.3  Breach of Certain Covenants..................................................... 86
     7.4  Breach of Warranty.............................................................. 86
     7.5  Other Defaults Under Agreement or Loan Documents................................ 86
     7.6  Voluntary Bankruptcy; Appointment of Custodian, Etc............................. 86
     7.7  Involuntary Bankruptcy; Appointment of Custodian................................ 87
     7.8  Judgments and Attachments....................................................... 87
     7.9  Dissolution..................................................................... 87
     7.10  Guarantee...................................................................... 87
     7.11  Foreclosure.................................................................... 88
SECTION 8  SUBORDINATION.................................................................. 89
     8.1  Obligations Subordinated to Senior Indebtedness of the Borrower................. 89
     8.2  Priority and Payment Over of Proceed in Certain Events.......................... 89
     8.3  Payments May Be Paid Prior to Dissolution....................................... 92
     8.4  Rights of Holders of Senior Indebtedness of the Borrower Not To Be Impaired..... 92
     8.5  Subrogation..................................................................... 93
     8.6  Obligations of the Borrower Unconditional....................................... 93
     8.7  Lenders Authorize Agent To Effectuate Subordination............................. 94
SECTION 9  THE AGENT...................................................................... 95
     9.1  Appointment..................................................................... 95
     9.2  Delegation of Duties............................................................ 95
     9.3  Exculpatory Provisions.......................................................... 95
     9.4  Reliance by Agent............................................................... 96

Section    Heading                                                                       Page
-------    -------                                                                       ----
     9.5  Notice of Default..............................................................  97
     9.6  Non-Reliance on Agent and Other Lenders........................................  97
     9.7  Indemnification................................................................  98
     9.8  Agent in Its Individual Capacity...............................................  98
     9.9  Resignation of the Agent; Successor Agent......................................  98
SECTION 10  GUARANTEE....................................................................  99
     10.1  Unconditional Guarantee.......................................................  99
     10.2  Subordination of Guarantee.................................................... 100
     10.3  Severability.................................................................. 100
     10.4  Release of a Guarantor........................................................ 100
     10.5  Limitation of Guarantor's Liability........................................... 101
     10.6  Guarantors May Consolidate, etc., on Certain
           Term.......................................................................... 101
     10.7  Contribution.................................................................. 102
     10.8  Waiver of Subrogation......................................................... 102
     10.9  Evidence of Guarantee......................................................... 103
     10.10  Waiver of Stay, Extension or Usury Laws...................................... 103
     10.11  Guarantor Covenant........................................................... 103
SECTION 11  SUBORDINATION OF GUARANTEE OBLIGATIONS....................................... 104
     11.1  Guarantee Obligations Subordinated to Senior
           Indebtedness.................................................................. 104
     11.2  Priority and Payment Over of Proceeds in Certain
           Events........................................................................ 104
     11.3  Payments May Be Paid Prior to Dissolution..................................... 107
     11.4  Rights of Holders of Guarantor Senior Indebtedness
          Not To Be Impaired............................................................. 107
     11.5  Subrogation................................................................... 108
     11.6  Obligations of the Guarantors Unconditional................................... 108
     11.7  Lenders Authorize Agent to Effectuate
           Subordination................................................................. 109
SECTION 12  MISCELLANEOUS................................................................ 110
     12.1  Representation of the Lenders................................................. 110
     12.2  Participations in and Assignments of Loans and
           Notes......................................................................... 110
     12.3  Fees and Expenses............................................................. 112
     12.4  Indemnity..................................................................... 113
     12.5  Setoff........................................................................ 113
     12.6  Amendments and Waivers........................................................ 114
     12.7  Independence of Covenants..................................................... 115
     12.8  Entirety...................................................................... 115
     12.9  Notices....................................................................... 115

Section      Heading                                                                     Page
-------      -------                                                                     ----
     12.10  Survival of Warranties and Certain Agreements................................ 116
     12.11  Failure or Indulgence Not Waiver; Remedies Cumulative........................ 116
     12.12  Severability................................................................. 116
     12.13  Headings..................................................................... 116
     12.14  Applicable Law............................................................... 117
     12.15  Successors and Assigns; Subsequent Holders of Notes.......................... 117
     12.16  Counterparts; Effectiveness.................................................. 117
     12.17  Consent to Jurisdiction; Venue; Waiver of Jury Trial......................... 117
     12.18  Payments Pro Rata............................................................ 118
     12.19  Taxes........................................................................ 119
     12.20  Replacement of Lenders....................................................... 121
     12.21  Waiver of Stay, Extension or Usury Laws...................................... 122
     12.22  Requirements of Law.......................................................... 122
     12.23  Confidentiality.............................................................. 123

                                   SCHEDULES

A         EXISTING LIENS
B         CONSOLIDATED OPERATING CASH FLOW
C         CONSENTS AND APPROVALS
D         TAXES
E         LEASES
F         INSURANCE
G         CERTAIN CONTRACTS
H         CAPITAL STOCK
I         INVESTMENTS
J         TRANSACTIONS WITH AFFILIATES


EXHIBITS

I         FORM OF BRIDGE NOTE
II        FORM OF TERM NOTE
III       FORM OF COMPLIANCE CERTIFICATE
IV-A      FORM OF NOTICE OF BORROWING
IV-B      FORM OF NOTICE OF CONVERSION
V         TERM SHEET FOR REGISTRATION RIGHTS AGREEMENT AND SENIOR SUBORDINATED
          INDENTURE
VII       FORM OF OPINION OF KIRKLAND & ELLIS - COUNSEL FOR THE
            BORROWER AND THE GUARANTORS
VIII      FORM OF OPINION OF CAHILL GORDON & REINDEL - COUNSEL
            FOR THE LENDERS
IX        FORM OF NOTATION OF GUARANTEE
X         FORM OF FINANCIAL CONDITION CERTIFICATE

          This Senior Subordinated Credit Agreement is dated as of September 30, 1996, and entered into by and among Petersen Publishing Company, L.L.C., a Delaware limited liability corporation with its principal offices in Los Angeles, California (the "Borrower"), the Guarantors named on the signature pages hereto, the Lenders named on the signature pages hereto (the "Lenders") and First Union Corporation ("First Union"), as agent for the Lenders (in such capacity, the "Agent").

                                   RECITALS

          WHEREAS, the Borrower is owned by Petersen Holdings, L.L.C., a Delaware limited liability company ("Holdings"), which holds a 99.9% managing membership interest in the Borrower), and by BrightView Communications Group, Inc., a Delaware corporation ("BrightView"), which holds a 0.1% passive membership interest in the Borrower.

          WHEREAS, the Borrower proposes to acquire from Petersen Publishing Company, a California corporation ("Petersen"), the assets and certain liabilities relating to Petersen's publishing and media businesses (the "Petersen Acquisition"), pursuant to an Asset Purchase Agreement, dated as of August 15, 1996, by and between BrightView and Petersen (as amended, modified or supplemented from time to time in accordance with the terms of this Agreement, the "Asset Purchase Agreement").

          WHEREAS, the Borrower desires that the Lenders extend a senior subordinated credit facility to the Borrower in connection with the Petersen Acquisition (as defined herein);

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:


SECTION 1  DEFINITIONS

          1.1  Certain Defined Terms.  The following terms used in this
               ---------------------
Agreement shall have the following meanings:

          "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any ongoing business, any publication or brand name and the related rights and assets, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

          "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition.

          "Adjusted Net Assets" shall have the meaning provided in SECTION 10.7.

          "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person; provided that none of First Union, CIBC or
                                     --------
any of their respective Affiliates shall be treated as an Affiliate of the Borrower or of any Subsidiary of the Borrower.

          "Agent" has the meaning ascribed to such term in the introduction to this Agreement.

          "Agreement" means this Senior Subordinated Credit Agreement dated as of September 30, 1996, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Applicable Interest Rate" means (i) for each Quarterly Period prior to the Conversion Date, the Applicable Prime Rate then in effect and (ii) for each Quarterly Period on and after the Conversion Date, the greatest of, as of the Interest Rate Determination Date, (a) the Applicable Prime Rate then in effect, (b) the Applicable LIBOR Rate then in effect and (c) the Application Treasury Rate then in effect in each case as determined on the applicable Interest Rate Determination Date; provided, however, that in no event shall the
                                  --------  -------
Applicable Interest Rate exceed 18% per annum.

          "Applicable LIBOR Rate" means (i) an interest rate per annum equal to the rate of interest appearing on Telerate Page 3750 (or any successor page) or if no such rate is available, or at the option of the Agent in any event, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for a 3-month period at the amount of the Loans outstanding plus (ii) the Applicable LIBOR Rate Spread.

          "Applicable LIBOR Rate Spread" means 8.50% per annum for the period from and including the Conversion Date to but excluding the 90th day following the Conversion Date and for each subsequent 90-day period the Applicable LIBOR Rate Spread in effect for the immediately preceding 90-day period plus .50% per annum.

          "Applicable Prime Rate" means (i) the rate which First Union Corporation announces from time to time as its prime lending rate, the Applicable Prime Rate to change when and as such prime lending rate changes, plus (ii) the Applicable Prime Rate Spread. The Applicable Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. First Union Corporation or its affiliates may make commercial loans or other loans at rates of interest at, above or below the Applicable Prime Rate.

          "Applicable Prime Rate Spread" means 4.25% per annum for the period from and including the Closing Date to but excluding the 90th day following the Closing Date and for each subsequent 90-day period the Applicable Prime Rate Spread in effect for the immediately preceding 90-day period plus .50% per annum.

          "Applicable Treasury Rate" means (i) the rate equal to the yield (expressed as a rate per annum) in the secondary market on United States Treasury securities of substantially the same principal amount as the Loans and having a term to maturity of (a) one year, (b) three years, (c) five years and
(d) ten years, whichever of (a), (b), (c) and (d) has the greatest yield as of the Interest Rate Determination Date (the determination of yield to be based upon quotes obtained by the Agent from at least two established dealers in such market), plus (ii) the Applicable Treasury Rate Spread.

          "Applicable Treasury Rate Spread" means 8.50% per annum for the period from and including the Conversion Date to but excluding the 90th day following the Conversion Date and for each subsequent 90-day period the Applicable Treasury Rate Spread for the immediately preceding 90-day period plus .50% per annum.

          "Asset Disposition" shall mean any sale, assignment, lease, conveyance, transfer or other disposition (whether in one or a series of transactions) of all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any of its Subsidiaries as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

               (i) sales of inventory and other assets and licenses or leases of intellectual property, in each case in the ordinary course of business;

              (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

             (iii) the sale or other disposition of any or all right, title and interest of the Borrower and its Subsidiaries in and to the assets and properties (other than cash) directly associated with the publications listed in SCHEDULE 8.4 to the Senior Credit Facility (such assets and properties, collectively, the "Scheduled Titles"), and the sale or other disposition of any Investments made by the contribution of any of the

          Scheduled Titles to a joint venture, partnership or other
          Person (which may be a Subsidiary) as permitted by clause (xi) of
          SECTION 6.4, in each case provided that, in the good faith judgment of
                                    --------
          the Borrower, fair value is received in exchange for such sale or other disposition; and

              (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to another Wholly Owned Subsidiary if, immediately after giving effect thereto, no Potential Event Default or Event of Default would exist.

          "Asset Purchase Agreement" shall have the meaning given such term in the recitals hereof.

          "Bankruptcy Code" shall mean 11 U.S.C. (S)(S) 101 et seq., as amended
                                                            -- ----
from time to time, and any successor statute.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

          "Borrower" has the meaning ascribed to such term in the introduction to this Agreement.

          "Bridge Loan" means, collectively, the loans made by the Lenders pursuant to SECTION 2.1A.

          "Bridge Loan Commitment" means the commitment of the Lenders to make the Bridge Loan as set forth in Section 2.1A.

          "Bridge Notes" has the meaning ascribed to such term in SECTION 2.1D.

          "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in New York, New York or Los Angeles are required by law to be closed and (ii) in respect of any determination relevant to a

LIBOR Loan, any such day that is also a day on which trading in U.S. Dollars is conducted in the London interbank Eurodollar market.

          "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in corporate stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants or options to purchase any of the foregoing.

          "Capitalized Lease Obligation" means obligations under a Capital Lease, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 270 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within one year from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Rating Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and
(v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

          "Cash Proceeds" means, with respect to any Asset Disposition, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise but only as and when so received) received from such Asset Disposition.

          "Change of Control" means the occurrence of one or more of the following events: (i) Holdings and BrightView collectively shall cease to own all of the outstanding Capital Stock of the Borrower; (ii) prior to a Qualified IPO, (x) Holdings shall cease to be the managing member of the Borrower or shall otherwise cease to have the sole right and authority to exercise control over the management of Borrower; (y) BrightView shall cease to be the managing member of Holdings or shall otherwise cease to have the sole right and authority to exercise control over the management of Holdings; (z) Willis Stein shall cease to have the power (regardless of whether such power is exercised) to elect a majority of the Board of Directors of BrightView; (iii) in connection with or subsequent to a Qualified IPO, any Person or group of Persons acting in concert as a partnership or other group (other than the Permitted Holders) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of Holdings or BrightView or such successor entity representing 20% or more of the combined voting power of the then outstanding securities of Holdings or BrightView or such successor entity, as the case may be, ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, managers or other members of its governing body.

          "CIBC" shall mean Canadian Imperial Bank of Commerce.

          "Closing Date" means the date on or before October 18, 1996 on which the Original Bridge Loan is made.

          "Commission" means the Securities and Exchange Commission or any successor thereto.

          "Commitment Letter" means the letter agreement dated August 8, 1996, between Willis Stein & Partners, L.P. and First Union pursuant to which First Union and CIBC committed to provide the Bridge Loan to the Borrower, subject to the terms and conditions thereof, and the Borrower committed to pay First Union certain fees and to satisfy certain other obligations to First Union in respect of such commitments.

          "Commodity Hedge Agreement" shall mean any option, hedge or other similar agreement or arrangement designed to protect against fluctuations in commodity or materials prices.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock including common membership interests in a limited liability company, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

          "Compliance Certificate" means a certificate substantially in the form of EXHIBIT III delivered to the Agent by the Borrower pursuant to SECTION
   -----------
5.2(A).

          "Contested Claim" means any Tax, Indebtedness or other claim or liability (i) the validity or amount of which is being diligently contested in good faith, (ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made, and (iii) with respect to which any right to execute upon or sell any assets of the Borrower or of any of its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded or stayed.

          "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in the respect thereof; provided, however, that, with respect to the Borrower and its
                 --------  -------
Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Controlled Group" means (i) a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code or (ii) a group of trades or businesses under common control, as defined in Section 414(c) of the Internal Revenue Code, of which the Borrower or any of its Subsidiaries is a part or becomes a part.

          "Conversion Date" means the one year anniversary of the Closing Date or such later date to which the Conversion Date may be deferred pursuant to
SECTION 3.2D.

          "Covered Taxes" has the meaning ascribed to it in SECTION 12.19.

          "Credit Party" shall mean any of the Borrower, any of its Subsidiaries, Holdings and BrightView.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Borrower or any of its Subsidiaries against fluctuations in currency values.

          "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

          "Designated Non-Guarantor Subsidiary" shall mean (i) any Foreign Subsidiary, (ii) a Subsidiary formed by the Borrower solely to become a co-issuer of the Take-Out Securities and that has no assets (other than nominal capitalization) and conducts no business other than the performance of its obligation with regard to such Take-Out Securities or (iii) any other Subsidiary of the Borrower that is not a Wholly Owned Subsidiary and that has elected, by written notice to the Agent given not less than ten (10) Business Days after the creation or acquisition thereof by the Borrower or any other Subsidiary, not to become a guarantor under a Guarantee.

          "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the Maturity Date; provided, however,
                                                             --------  -------
that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

          "Dollars" or the sign "$" means the dollars of the United States of America.

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States of America or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such
                                                      --------
bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to the Agent; and
(B) any Lender and any Affiliate of any Lender.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA (i) which is, or, at any time within the five calendar years immediately preceding the date hereof, was at any time, maintained or contributed to by the Borrower or its Subsidiaries or any of their respective ERISA Affiliates or (ii) with respect to which the Borrower or its Subsidiaries retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of a liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

          "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

          "Environmental Lien" means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

          "Equity Financing" shall mean the contribution to the capital of BrightView and Holdings effected pursuant to the sale of BrightView's and Holdings' Capital Stock pursuant to the Securities Purchase Agreement, as defined in the Senior Credit Facility.

          "Equity Financing Documents" shall mean each of the documents related to the consummation of the Equity Financing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations from time to time promulgated thereunder.

          "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

          "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty
(30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any asset of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate,
(viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

          "Event of Default" means each of the events set forth in SECTION 7.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute and all rules and regulations from time to time promulgated thereunder.

          "Exchange Notes" has the meaning ascribed to it in SECTION 5.9(II).

          "Exchange Request" has the meaning ascribed to it in SECTION 5.9.

          "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower, its Subsidiaries or any of their respective predecessors in interest.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Financial Condition Certificate" shall mean a financial condition certificate, substantially in the form of EXHIBIT X, duly executed by a Financial Officer of the Borrower.

          "Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Borrower.

          "Fixed Rate" has the meaning ascribed to it in SECTION 2.3(A)(II).

          "Fixed Rate Loan Redemption Price" shall mean the redemption price (expressed as a percentage of principal amount) equal to 100% of the aggregate principal amount of the Fixed Rate Loans plus (i) for any redemptions on or after September 30, 2002 and prior to October 1, 2003, 50% of the interest rate borne by the Fixed Rate Loans, (ii) for any redemptions on or after September 30, 2003 and prior to October 1, 2004, 33.3% of the interest rate borne by the Fixed Rate Loans and (iii) for any redemptions on or after September 30, 2004 and prior to October 1, 2005, 16.7% of the interest rate borne by the Fixed Rate Loans. For any redemptions on or after September 30, 2005, the Fixed Rate Loan Redemption Price shall mean 100% of the aggregate principal amount thereof.

          "Fixed Rate Loans" means Loans described in SECTION 2.3A(II).

          "Floating Rate Loans" means Loans described in SECTION 2.3A(I).

          "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is organized under the laws of any nation, state or jurisdiction other than the United States of America or any state thereof.

          "Funded Debt" shall mean any Indebtedness other than (i) Indebtedness arising under Interest Rate Protection Agreements or Commodity Hedge Agreements and (ii) accrued expenses, current trade or other accounts payable (it being understood that such expenses and accounts payable that are 90 days or more past due (except to the extent such items are being disputed by the obligor on reasonable grounds and in good faith) shall be considered to be "Funded Debt") and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money.

          "Funding Guarantor" has the meaning ascribed to it in SECTION 10.7.

          "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or, to the extent not so set forth in such statements, opinions and pronouncements, as generally followed by entities similar in size to the Borrower and engaged in generally similar lines of business), consistently applied and maintained and in conformity with those used in the preparation of the most recent financial statements of Petersen referred to in SECTION 4.10(A).

          "Guarantee Obligations" has the meaning ascribed to it in SECTION
11.1.

          "Guarantees" means, collectively, the guarantees delivered to the Lenders by the Guarantors pursuant to SECTION 10 which are evidenced by notations of guarantee substantially in the form of EXHIBIT IX.
                                                    ----------

          "Guarantor Payment Blockage Period" has the meaning ascribed to it in
SECTION 11.2(B).

          "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of, premium, if any, and interest on, and all amounts payable in respect of, all obligations of every nature of such Guarantor from time to time owed to the lenders under the Senior Credit Facility, including, without limitation, all obligations with respect to letters of credit and principal of and interest on, and all fees, indemnities and expenses payable under, the Senior Credit Facility and all obligations under Interest Rate Protection Agreements entered into with lenders under the Senior Credit Facility and their respective Affiliates and any guarantees thereof. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in SECTIONS 7.6 and 7.7 relating to the Guarantors, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include that portion of any Indebtedness which is incurred by such Guarantor in violation of this Agreement.

          "Guarantors" has the meaning ascribed to such term in the introduction to this Agreement.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, or (iv) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

          "High Yield Notes" shall mean the securities to be issued in the contemplated offering for the purpose of redeeming the Bridge Notes or the Term Notes, as the case may be.

          "Holdings" shall have the meaning given to such term in the recitals hereof.

          "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness, obligations and liabilities of such Person for borrowed money or in respect of loans or advances (including, in the case of the Borrower, pay-in-kind interest, if any, on Indebtedness permitted under clause (iii) of SECTION 6.1), (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Interest Rate Protection Agreements or Commodity Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all Contingent Obligations of such Person and
(x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

          "Indemnified Liabilities" has the meaning ascribed to such term in
SECTION 12.4.

          "Indemnitees" has the meaning ascribed to such term in SECTION 12.4.

          "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the

Borrower and (ii) which, in the judgment of the Board of Directors of the Borrower, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Borrower as currently conducted that are material to the condition (financial or otherwise), business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

          "Intercompany Indebtedness" means any Indebtedness of the Borrower or any Subsidiary of the Borrower which, in the case of the Borrower, is owing to any Subsidiary of the Borrower and which, in the case of any such Subsidiary, is owing to the Borrower or any Subsidiary of the Borrower; provided that if as of
                                                         --------
any date any Person other than the Borrower or a Subsidiary of the Borrower or any lender under the Senior Credit Facility owns or holds such Indebtedness, or holds any Lien in respect thereof, such Indebtedness shall no longer be Intercompany Indebtedness permitted to be incurred pursuant to SECTION 6.1(VI).

          "Interest Rate Determination Date" means, with respect to any Quarterly Period, the second Business Day on which banks in New York and London are open prior to the first Business Day of such Quarterly Period.

          "Interest Rate Protection Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute and all rules and regulations promulgated from time to time thereunder.

          "Investments" shall have the meaning set forth in SECTION 6.4.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided
                                                                    --------
that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

          "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

          "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Loan, Note or Loan Commitment to the extent of such assignment.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Litigation" means any action, suit, proceeding, claim or lawsuit by or before any Tribunal.

          "Loan Commitment" means the Bridge Loan Commitment and the Term Loan Commitment.

          "Loan Documents" means this Agreement, the Bridge Notes, the Term Notes, the Guarantees, the Senior Subordinated Indenture, the Exchange Notes and the Registration Rights Agreement.

          "Loans" means the Bridge Loan and the Term Loan as each may be outstanding.

          "Maturity Date" has the meaning set forth in SECTION 2.2D.

          "Margin Stock" has the meaning assigned to that term in Regulation U.

          "Material Adverse Change" shall mean (i) with reference to any time or period prior to the Closing Date, a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of Petersen, and (ii) with reference to any time or period from and after the Closing Date, a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of the Borrower and its Subsidiaries taken as a whole. For purposes of this definition, determination of whether a change is a "Material Adverse Change" shall be made by the Required Lenders.

          "Material Adverse Effect" shall mean (i) with reference to any time period prior to the Closing Date, a material adverse effect upon the condition (financial or otherwise), operations, business, properties or assets of Petersen, and (ii) with reference to any time or period from and after the Closing Date, a material adverse effect upon (A) the condition (financial or otherwise), operations, business, properties or assets of the Borrower and its Subsidiaries taken as a whole, (B) to the extent not covered under clause (A) above, the ability of any Credit Party to consummate the Transactions or perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (C) the legality, validity or enforceability of (y) this Agreement or any of the other Loan Documents or the rights and remedies of the Agent and the Lenders hereunder and thereunder, or (z) any other document or instrument to be delivered in connection with the Transactions that is executed or to be executed by any Credit Party. For purposes of this definition, determinations of whether an effect is a "Material Adverse Effect" shall be made by the Required Lenders.

          "Material Subsidiary" means, with respect to any accounting period, any Subsidiary of the Borrower (i) whose revenues constitute greater than 10% of the aggregate dollar value of the revenues of Borrower and its Subsidiaries, taken as a whole, for such accounting period or (ii) the fair market value of whose assets at any time during such accounting period is greater than 10% of the fair market value of all of the assets of Borrower and its Subsidiaries at such time.

          "Maximum Cash Interest Rate" means an interest rate of 12.50% per
                                                                        ---
annum; provided that in computing such interest rate, fees paid to the Lenders
-----  --------
(whether in cash or otherwise) shall not be deemed an interest payment; and provided, further, that at any time prior to the Conversion Date the Maximum
--------  -------
Cash Interest Rate shall be reduced to such an interest rate below 12.50% per annum as is required for the Borrower's Interest Coverage Ratio (as defined in the Senior Credit Facility) not to be less than, on a pro forma basis as if such reduced interest rate was in effect for the period of calculation of such Interest Coverage Ratio for any Quarterly Interest Period, 1.55 to 1.00 but in no event shall the Maximum Cash Interest Rate be less than 7% per annum.
                                                              --- -----
          "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

          "Net Cash Proceeds" means, with respect to any Asset Disposition, Cash Proceeds of such Asset Disposition net of bona fide direct costs of sale including, but not limited to, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries in connection with such Asset Disposition less (x) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith, (y) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such Property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Asset Disposition.

          "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to act to accelerate the maturity of any Senior Indebtedness.

          "Notes" means, collectively, the Bridge Notes and the Term Notes, whichever is then outstanding.

          "Notice of Borrowing" means a notice substantially in the form of

EXHIBIT IV-A with respect to a proposed borrowing.
------------

          "Notice of Conversion" means a notice substantially in the form of

EXHIBIT IV-B with respect to a proposed conversion.
------------

          "Obligations" means all obligations of every nature of the Borrower from time to time owed to the Lenders and the Agent under the Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

          "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or Assistant Secretary of each of the Borrower and the Guarantors.

          "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two Officers; provided
                                                                    --------
that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Original Bridge Notes" has the meaning ascribed to such term in
SECTION 2.1D.

          "Original Term Notes" has the meaning ascribed to such term in SECTION 2.2E.

          "Other Taxes" has the meaning ascribed to such term in SECTION
12.19(B).

          "Payment Blockage Period" has the meaning ascribed to such term in
SECTION 8.2(B).

          "Payment Default" means any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto.

          "Payment Office" shall mean the office of the Agent located at One First Union Center, TW-10, Charlotte, NC 28288-0604 or such other office as the Agent may designate to the Borrower and the Lenders from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

          "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower, any Subsidiary of the Borrower or any member of the Controlled Group.

          "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the Permitted Lines of Business, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of Holdings or BrightView, (iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Guarantor (provided that such Person (or the surviving Person) may be a
                --------
Designated Non-Guarantor Subsidiary, but only so long as after giving effect to such Acquisition the Borrower is in compliance with the applicable provisions of
SECTION 6.4), and (iv) all of the conditions and requirements of SECTIONS 5.14 and 5.15 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Agent on their behalf) have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in SECTION 5.14, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Agent on their behalf).

          "Permitted Holders" shall mean, collectively, Neil Vitale and each Person purchasing Capital Stock of Holdings, Brightview or Petersen Investment Corp. pursuant to the Securities Purchase Agreement as of the Closing Date.

          "Permitted Investments" means (a) Cash Equivalents; (b) Investments consisting of (i) purchases and acquisitions of inventory, supplies, materials and equipment, or (ii) licenses or leases of intellectual property and other assets, in each case in the ordinary course of business; (c) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business; (d) without duplication, Investments consisting of Indebtedness permitted under clause (v) of SECTION 6.1; (e) Investments existing on the Closing Date and described in SCHEDULE I; (f) Investments of the Borrower under Interest Rate Protection Agreements required pursuant to
SECTION 6.8 of the Senior Credit Facility; (g) Investments under Commodity Hedge Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation; (h) Investments consisting of endorsements for collection or deposit in the ordinary course of business; (i) Investments consisting of the making of capital contributions or the purchase of Capital Stock (i) by the Borrower or any Subsidiary in any other Subsidiary that is (or after giving effect to such Investment will be) a Guarantor (including all such Investments constituting Permitted Acquisitions, but subject to compliance with the provisions of SECTION 5.14, and (ii) by any Subsidiary in the Borrower; (j) Investments consisting of the contribution by the Borrower to partnerships, joint ventures or other Persons (including Subsidiaries) of the Scheduled Titles, as defined in the Senior Credit Facility, in exchange for equity interests in such Persons, provided that all such Investments are made within 365 days after the Closing Date; (k) Investments consisting of the licensing of publication titles and other assets pursuant to joint marketing arrangements with other Persons; and (l) Investments (other than Investments specified in clauses (a) through (k) above) in an aggregate amount, as valued at the time each such Investment is made, not exceeding $5,000,000 for all such Investments from and after the Closing Date (which Investments shall include, without limitation, (i) Investments in Designated Non-Guarantor Subsidiaries, as defined in the Senior Credit Facility, (ii) Investments in Persons holding Scheduled Titles, as defined in the Senior Credit Facility, to the extent such Investments are made with cash or other property not consisting of such Scheduled Titles, and (iii) consideration received by any Person other than the Borrower or a Wholly Owned Subsidiary in a transaction permitted by SECTION 6.8.

          "Permitted Liens" shall have the meaning given to such term in SECTION 6.2.

          "Permitted Lines of Business" shall have the meaning given to such term in SECTION 6.9.

          "Permitted Tax Distributions" means, subject to the limitations set forth in SECTION 6.3(C), distributions by the Borrower to Holdings and BrightView from time to time in an amount approximately equal to the income tax liability of such member (but in the case of Holdings and for so long as Holdings is treated as a pass-through entity for taxation purposes, to the income tax liability that Holdings would have if it were required to pay income taxes) resulting from the taxable income of the Borrower (after taking into account all of the Borrower's prior tax losses, to the extent such losses have not previously been deemed to reduce the taxable income of the Borrower and thereby reduce distributions for taxes pursuant to this clause (iii)); such distribution for taxes shall be based on the approximate highest combined tax rate that applies to any one of the members of the Borrower.

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Petersen" shall have the meaning given to such term in the recitals hereof.

          "Petersen Acquisition" shall have the meaning given to such term in the recitals hereof.

          "Petersen Assets" means the assets of Petersen to be acquired by the Borrower in the Petersen Acquisition pursuant to the Asset Purchase Agreement.

          "Petersen License Agreement" shall mean the License Agreement, dated as of August 15, 1996, between Robert E. Petersen and Petersen, as licensor, and BrightView, as licensee, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

          "Petersen Purchase Price Adjustment" shall mean the post-closing adjustment to the cash portion of the purchase price for the Purchased Assets (as defined in the Asset Purchase

Agreement), as contemplated by Section 1.5 of the Asset Purchase Agreement.

          "PIK Interest Amount" has the meaning ascribed to such term in SECTION 2.3B.

          "Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

          "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights (as compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Borrower's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Qualified IPO" shall have the meaning given to such term in the Securityholders Agreement.

          "Quarterly Period" shall mean the period commencing on the first calendar day of each three-month period, if such day is a Business Day, or the first Business Day succeeding the first calendar day of each three-month period and ending on the day next preceding the first Business Day of the following Quarterly Period.

          "Real Property Assets" means interests in land, buildings, improvements, and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by the Borrower or its Subsidiaries.

          "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Register" has the meaning ascribed to such term in SECTION 5.11.

          "Registration Rights Agreement" means a registration rights agreement substantially in the form contemplated by EXHIBIT V (with such changes therein
                                          ---------
as the Agent and the Borrower shall approve).

          "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under,
Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such "reportable event" subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

          "Required Lenders" means Lenders holding in the aggregate more than 66-2/3% of the outstanding principal amount of Notes.

          "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Loan Documents.

          "Responsible Officer" shall mean, with respect to the Borrower, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement.

          "Restricted Payment" has the meaning ascribed to such term in SECTION 6.3.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of September 30, 1996, among Holdings, Petersen Investment Corp., BrightView and the Persons listed on SCHEDULE A to the Senior Credit Facility, providing for the purchase and sale of Capital Stock of Holdings, BrightView and Petersen Investment Corp., as amended, modified or supplemented from time to time.

          "Securityholders Agreement" shall mean the Securityholders Agreement, dated as of September 30, 1996, among Petersen Investment Corp., Holdings, BrightView and the securityholders named therein, as amended, modified or supplemented from time to time.

          "Senior Credit Facility" means the Amended and Restated Credit Agreement dated as of September 30, 1996 among the Borrower, the lenders listed therein and First Union, as administrative agent, and CIBC as documentation agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Senior Indebtedness" means for any Person the principal of, premium, if any, and interest on, and all amounts payable in respect of, all obligations of every nature of such Person from time to time owed to the lenders under the Senior Credit Facility, including, without limitation, any Refinancings, all obligations in respect of letters of credit and principal of and interest on and all fees, indemnities, and expenses payable under the Senior Credit Facility and all obligations under Interest Rate Protection Agreements entered into with lenders under the Senior Credit Facility and their respective Affiliates and any guarantees thereof. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in SECTIONS 7.6 and 7.7 relating to the Borrower, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Senior Indebtedness" of any Person shall not include that portion of any Indebtedness which is incurred by such Person in violation of this Agreement.

          "Senior Subordinated Indenture" means an indenture among the Borrower, the guarantors named therein and a trustee substantially in the form contemplated by EXHIBIT V (with such changes therein as the Agent and the
                ---------
Borrower shall approve, and, at such time as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering), as the same may at any time be amended, modified and supplemented and in effect.

          "Subordinated Indebtedness" means Indebtedness of the Borrower or any Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

          "Subsequent Bridge Notes" has the meaning ascribed to such term in
SECTION 2.1D.

          "Subsequent Term Notes" has the meaning ascribed to such term in
SECTION 2.2E.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

          "Take-Out Banks" has the meaning ascribed to such term in SECTION
3.1R.

          "Take-Out Securities" means (i) any High-Yield Notes of the Borrower and/or the Guarantors the proceeds of which are used to repay the Notes in full and (ii) any High-Yield Notes of the

Borrower issued in accordance with SECTION 2.5A(II)(B) the proceeds of which are used to Refinance the Notes in part.

          "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

          "Term Loan Commitment" has the meaning ascribed to such term in
SECTION 2.2A.

          "Term Notes" has the meaning ascribed to such term in SECTION 2.2E.

          "Transaction Costs" means the fees, costs and expenses payable by the Borrower pursuant hereto and other fees, costs and expenses payable by the Borrower or a Subsidiary of the Borrower in connection with the Transactions.

          "Transaction Documents" means all documents in connection with the consummation of the Transactions.

          "Transactions" shall mean, collectively, (i) the Equity Financing,
(ii) the incurrence of the loans drawn down on the Closing Date under the Senior Credit Facility, (iii) the incurrence of the Bridge Loans hereunder on the Closing Date, (iv) the Petersen Acquisition, (v) any other transaction on the Closing Date contemplated in relation to the foregoing and (vi) the payment of fees and expenses in connection with the foregoing.

          "Transferee" has the meaning ascribed to such term in SECTION
12.19(A).

          "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Unfunded Pension Liability" shall mean, with respect to any Plan of Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

          "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (excluding directors' qualifying shares and shares required to be held by foreign nationals, in the case of a Foreign Subsidiary) is owned, directly or indirectly, by such Person.

          "Willis Stein" shall mean Willis Stein & Partners, L.P., a Delaware limited partnership.

          1.2  Accounting Terms.  Except as specifically provided otherwise in
               ----------------
this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with GAAP. Notwithstanding the foregoing, in the event that any changes in GAAP after the date hereof are required to be applied to the Borrower and would affect the computation of the financial covenants contained in SECTIONS 7.1 through 7.4 of the Senior Credit Facility, as applicable, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

          1.3  Other Definitional Provisions; Construction.  Any of the terms
               -------------------------------------------
defined in SECTION 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.


SECTION 2  AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

          2.1  Bridge Loan and Bridge Note
               ---------------------------

          A.   Bridge Loan Commitment.  Subject to the terms and conditions of
               ----------------------
this Agreement, the Lenders hereby agree to lend to the Borrower on the Closing Date $100,000,000 in the aggregate (the "Bridge Loan"), each such Lender committing to lend the amount set forth next to such Lender's name on the signature pages hereto. The Lenders' commitments to make the Bridge Loan to the Borrower pursuant to this SECTION 2.1A are herein called individually, the "Bridge Loan Commitment" and collectively, the "Bridge Loan Commitments."

          B.   Notice of Borrowing.  When the Borrower desires to borrow under
               -------------------
this SECTION 2.1, it shall deliver to the Agent a Notice of Borrowing no later than 1:00 P.M. (New York time), at least two Business Days in advance of the Closing Date or such later date as shall be agreed to by the Agent. The Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Business Day). Upon receipt of such Notice of

Borrowing, the Agent shall promptly notify each Lender of its share of the Bridge Loan and the other matters covered by the Notice of Borrowing.

          C.   Disbursement of Funds.  (a)  No later than 1:00 P.M. (New York
               ---------------------
time) on the Closing Date, each Lender will make available its pro rata share of the Bridge Loan requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in U.S. Legal Tender and immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received.

          (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Bridge Loan Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          D.   Bridge Notes.  The Borrower shall execute and deliver to each
               ------------
Lender on the Closing Date a Bridge Note dated the Closing Date substantially in the form of EXHIBIT I to evidence such Lender's portion of the Bridge Loan
            ---------
Commitment and with appropriate insertions (the "Original Bridge Notes"). On each interest payment date prior to the Conversion Date on which the Borrower elects to pay a PIK Interest Amount pursuant to SECTION 2.3B, the Borrower shall execute and deliver to each Lender on such interest payment date a Bridge Note dated such interest payment date substantially in the form of Exhibit I annexed hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Bridge Note" and, together with the Original Bridge Notes, the "Bridge Notes"). A Subsequent Bridge Note shall bear interest from the date of its issuance at the same rate borne by all Bridge Notes.

          E.   Scheduled Payment of Bridge Loan.  Subject to Section 2.2, the
               --------------------------------
Borrower shall pay in full the outstanding amount of the Bridge Loan and all other Obligations owing hereunder no later than the Conversion Date.

          F.   Termination of Bridge Loan Commitment.  The Bridge Loan
               -------------------------------------
Commitment hereunder shall terminate on the earlier of (i) the date on which the Asset Purchase Agreement is terminated in accordance with its terms or (ii) October 18, 1996 if the Bridge Loan is not made on or before such date.

          G.   Pro Rata Borrowings.  The Bridge Loan made under this Agreement
               -------------------
shall be made by the Lenders pro rata on the basis of their respective Bridge
                             --- ----
Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Bridge Loan hereunder and that each Lender shall be obligated to make its portion of the Bridge Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          2.2  Term Loan and Term Note.
               -----------------------

          A.   Term Loan Commitment.  Subject to the terms and conditions of
               --------------------
this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Lenders hereby agree, on the Conversion Date, upon the request of the Borrower, to convert the then outstanding principal amount of the Bridge Notes into a term loan (the "Term Loan"), such Term Loan to be in the aggregate principal amount of the then outstanding principal amount of the Bridge Notes. The Lenders' commitments under this SECTION 2.2A are herein called collectively the "Term Loan Commitment."

          B.   Notice of Conversion/Borrowing.  If the Borrower has not repaid
               ------------------------------
the Bridge Loan in full on or prior to the Conversion Date, then the Borrower shall convert the then outstanding principal amount of the Bridge Notes into a Term Loan under this SECTION 2.2. The Borrower shall deliver to the Lenders a Notice of Conversion no later than 1:00 P.M. (New York time), at least two Business Days in advance of the Conversion Date. The Notice of Conversion shall specify the principal amount of the Bridge Notes outstanding on the Conversion Date to be converted into a Term Loan.

          C.   Making of Term Loan.  Upon satisfaction or waiver of the
               -------------------
conditions precedent specified in SECTION 3.2, each Lender shall extend to the Borrower the Term Loan to be issued on the Conversion Date by such Lender by cancelling on its records a corresponding principal amount of the Bridge Notes held by such Lender.

          D.   Maturity of Term Loan.  The Term Loan shall mature and the
               ---------------------
Borrower shall pay in full the outstanding principal amount thereof and accrued interest thereon on the tenth anniversary of the Conversion Date (the "Maturity Date").

          E.   Term Notes.  The Borrower, as borrower, shall execute and deliver
               ----------
to each Lender on the Conversion Date a Term Note dated the Conversion Date substantially in the form of EXHIBIT II to evidence the Term Loan made on such
                             ----------
date, in the principal amount of the Bridge Notes held by such Lender on such date and with other appropriate insertions (collectively the "Original Term Notes") and each Lender shall return the Bridge Notes then held by such Lender. On or after the Conversion Date, on each interest payment date on which the Borrower elects to pay a PIK Interest Amount pursuant to SECTION 2.3B, the Borrower shall execute and deliver to each Lender on such interest payment date a Term Note dated such interest payment date substantially in the form of
EXHIBIT II annexed hereto in a principal amount equal to such Lender's pro rata
----------
portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Term Note" and, together with the Original Term Notes, the "Term Notes"). A Subsequent Term Note shall bear interest from the date of its issuance at the same rate borne by all Term Notes.

          2.3  Interest on the Loans.
               ---------------------

          A.   Rate of Interest.  The Loans shall bear interest on the unpaid
               ----------------
principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at a rate determined as set forth below.

          (i)  Floating Rate Loans.  Subject to SECTION 2.3A(II), the Loans
               -------------------
shall bear interest for each Quarterly Period at a rate per annum equal to the Applicable Interest Rate for such period.

         (ii)  Fixed Rate Loans.  At any time on or after the Conversion Date,
               ----------------
at the request of any Lender in connection with the sale of all or any portion of the Term Loan owing to such Lender to a Person who is not an Affiliate of such Lender or any other Lender, all or a portion of the Term Loan to be so sold shall bear interest at a fixed rate per annum equal to the rate of interest borne by the Term Loans at the time of such request (the "Fixed Rate"), effective as of the first interest payment date with respect to such Term Loan after such notice so long as the 10 Business Days' notice set forth below is given; provided that no such conversion shall be permitted in respect of amounts
       --------
to be voluntarily prepaid following receipt of a notice of prepayment pursuant to SECTION 2.5A. In order to request the conversion of a Floating Rate Loan to a Fixed Rate Loan, the Lender shall notify the Agent and the Borrower in writing of its intention to do so at least 10 Business Days prior to an interest payment date indicating the amount of the Term Loan for which it is requesting conversion to a Fixed Rate Loan. Upon the conversion of a portion of a Floating Rate Loan to a Fixed Rate Loan an appropriate notation will be made on the Term Note and, on and after the first interest payment date following the receipt by the Borrower of a notice hereunder, such portion of the Term Loan which is converted to a Fixed Rate Loan shall bear interest at the Fixed Rate until repaid.

         (iii) Notwithstanding clause (i) or (ii) of this SECTION 2.3A or any other provision herein, in no event will the combined sum of interest on the Loans exceed 18.00% per annum.
                    --- -----

          B.   Interest Payments.  (i) Interest shall be payable (x) with
               -----------------
respect to the Bridge Loan, in arrears on December 31, 1996, March 31, 1997, June 30, 1997, September 30, 1997, and upon any prepayment of the Bridge Loan (to the extent accrued on the amount being prepaid) and at maturity of the Bridge Loan in respect of any amounts paid on such date and not converted to Term Loans and (y) with respect to the Term Loan, in arrears on each December 31, March 31, June 30 and September 30 of each year, commencing on the first of such dates to follow the Conversion Date, upon any prepayment of the Term Loan (to the extent accrued on the amount being prepaid) and at maturity of the Term Loan; provided, however,
                                                            --------  -------
that if for any Quarterly Period the interest rate borne by the Bridge Loan or the Term Loan, as the case may be, exceeds the Maximum Cash Interest Rate, the Borrower shall pay all or a portion of the interest payable in excess of the Maximum Cash Interest Rate by the issuance of Subsequent Bridge Notes, or Subsequent Term Notes, as the case may be, in an aggregate principal amount equal to the amount of such interest being so paid (the "PIK Interest Amount").

          (ii) Payment of Interest Based on Maximum Cash Interest Rate.  For
               -------------------------------------------------------
each Quarterly Interest Period prior to the Conversion Date, interest shall be paid by the Credit Parties in cash at 7.00% per annum; provided, however that within 45 days following the end of such Quarterly Interest Period, the Credit Parties shall remit to the Lenders additional cash interest to the maximum extent that the Borrower could have paid such interest as of the end of the most recent fiscal quarter without causing the Interest Coverage Ratio (as defined in the Senior Credit Facility) to exceed 1.55 to 1.

          C.   Post-Maturity Interest.  Any principal payments on the Loans not
               ----------------------
paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loans.

          D.   Computation of Interest.  Interest on the Loans shall be computed
               -----------------------
on the basis of a 360-day year and, with respect to any amount of the Loans which are Floating Rate Loans, the actual number of days elapsed in the period during which it accrues or, with respect to any amount of the Loans which are Fixed Rate Loans, twelve 30-day months. In computing interest on the Loans, the date of the making of the Loans shall be included and the date of payment shall be excluded; provided that if a
                                                             --------
Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          2.4  Fees.  The Borrower agrees to pay to [the Lenders] all fees and
               ----
other obligations in accordance with, and at the times specified by, the Commitment Letter.

          2.5  Prepayments and Payments.
               ------------------------

          A.   Prepayments
               -----------

           (i) Voluntary Prepayments.  The Borrower may, upon not less than
               ---------------------
     ten Business Days' prior written or telephonic notice confirmed in writing to the Agent at any time and from time to time, prepay without premium or penalty the Loans made to the Borrower in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided, that at such time as all or part of the Term Loan
                  --------
     bears interest at the Fixed Rate, the Term Loan or such part that bears interest at the Fixed Rate, as the case may be, will be redeemable at the option of the Borrower at any time prior to October 1, 1998 at a redemption price of 101% of principal amount plus accrued and unpaid interest to the redemption date and will not be redeemable at the option of the Borrower at any time commencing October 1, 1998 and prior to October 1, 2002, and thereafter will be redeemable at the option of the Borrower, in whole or in part, at any time at the Fixed Rate Loan Redemption Price plus accrued and unpaid interest to the redemption date. Prepayments in this Section may be designated, pro rata, to either Fixed Rate Loans or Floating Rate Loans.

          Notice of prepayment having been given as aforesaid, the principal amount of the Loans to be prepaid shall become due and payable on the prepayment date. Amounts of the Loans so prepaid may not be reborrowed.

          (ii) Mandatory Prepayments
               ---------------------

           (a) Prepayments from Asset Dispositions. Upon receipt by the Borrower or any Subsidiary of the Borrower of Cash Proceeds of any Asset Disposition occurring after the Closing Date, (i) the Borrower or any Subsidiary of the Borrower may, or may cause its Subsidiaries to, apply the Net Cash Proceeds of such Asset Disposition to acquire assets or properties or other reinvestments in the businesses of the Borrower and (ii) the Borrower or any Subsidiary of the Borrower shall apply any Net Cash Proceeds remaining after application pursuant to clause (i) above to prepay
     (x) the term loans outstanding under the Senior Credit Facility or (y) revolving loans outstanding under the Senior Credit Facility; provided that
                                                                   --------
     the commitment thereunder is permanently reduced to the extent of the prepayment. Concurrently with the consummation of an Asset Disposition, the Borrower shall deliver to the Agent an Officer's Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Disposition.

          To the extent not used as above, the Borrower shall, or shall cause its Subsidiaries to, prepay the Floating Rate Loans with the Net Cash Proceeds received from any Asset Disposition on a date not later than the Business Day next succeeding (i) the third Business day after the receipt thereof if such date of receipt is on or prior to the Conversion Date and
     (ii) the 180th day after the consummation of such Asset Disposition if and to the extent that such Net Cash Proceeds are not applied by the Borrower or any Subsidiary of the Borrower within 180 days to acquire assets or properties or other reinvestments in the businesses of the Borrower if such date of receipt is after the Conversion Date; provided that at such time as
                                                   --------
     the Term Loan bears interest at the Fixed Rate, any such Net Cash Proceeds not so applied to prepay the Floating Rate Loans shall be used to make an offer to purchase the Fixed Rate Loans from each Lender on a pro rata basis
                                                            --- ----
     at 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase.

           (b) Prepayments from Issuances of Take-Out Securities.  Concurrently
               -------------------------------------------------
     with the receipt by the Borrower of proceeds from the issuance of Take-Out Securities, the Borrower shall prepay the Loans (at a price per Note equal to the principal amount of such Note plus accrued interest to the date of payment) in a principal amount equal to the lesser of the proceeds thereof (net of fees and expenses payable by the Borrower to any Person other than an Affiliate of the Borrower in connection with the issuance thereof) or the aggregate principal amount of the Notes then outstanding; provided, however that the redemption price shall be 103.0% of principal amount plus accrued interest if the Bridge Notes are redeemed with or in anticipation of funds raised by any means other than a transaction in which the Agent and CIBC have acted as exclusive agents or lead managers for the Company.

           (c) Prepayments upon a Change of Control.  Within 10 days following
               ------------------------------------
     any Change of Control, the Borrower shall prepay the Loans in full at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption.

           (d) Notice.  The Borrower shall notify the Agent of any prepayment to
               ------
     be made pursuant to this Section 2.5A(ii) at least ten Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Required Lenders).

         (iii) Borrower's Mandatory Prepayment Obligation; Application of
               ------------------------------------------- --------------
     Prepayments.  All prepayments shall include payment of accrued interest on
     -----------
     the principal amount so prepaid and shall be applied to payment of interest before application to principal.

          B.   Manner and Time of Payment.  All payments of principal and
               --------------------------
interest hereunder and under the Notes by the

Borrower shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Agent, unless otherwise specified, not later than 12:00 Noon (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Agent after that time shall be deemed to have been paid by the Borrower on the next succeeding Business Day. The Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

          C.   Payments on Non-Business Days.  Whenever any payment to be made
               -----------------------------
hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

          D.   Notation of Payment.  Each Lender agrees that before disposing of
               -------------------
any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Borrower of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) such a
      --------
notation or to notify the Borrower of the name and address of such transferee shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Notes with respect to the Loans and payments of principal or interest on any such Note.

          2.6  Use of Proceeds.
               ---------------

          A.   Bridge Loan.  The proceeds of the Bridge Loan shall be applied by
               -----------
the Borrower, together with borrowings under the Senior Credit Facility and funds raised in the Equity Financing, to the payment of the Transaction Costs and to pay the consideration for the Petersen Acquisition.

          B.   Term Loan.  Upon the extension of a Term Loan by a Lender, the
               ---------
Borrower shall cancel a corresponding principal amount of Bridge Notes held by such Lender.

          C.   Margin Regulations.  No portion of the proceeds of any borrowing
               ------------------
under this Agreement shall be used by the Borrower in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.


SECTION 3  CONDITIONS

          3.1  Conditions to Bridge Loan.  The obligation of the Lenders to make
               -------------------------
the Bridge Loan is subject to prior or concurrent satisfaction of each of the following conditions:

          A. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Agent and, unless otherwise noted, dated the Closing Date:

          1. the Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the Transactions, the Loans hereunder and the application of the proceeds thereof, (ii) no Potential Event of Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the Transactions, the Loans and the Bridge Notes hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the Transactions, the Loans and the Bridge Notes hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since May 31, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the consummation of the Petersen Acquisition have been satisfied in all material respects and have not been waived or amended without the prior written consent of the Agent;

          2. the Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower, in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of the articles of organization and all amendments thereto of the Borrower, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification and (ii) that attached thereto is a true and complete copy of the limited liability company operating agreement of the Borrower and all amendments thereto, as then in effect, and as to the incumbency and genuineness of the signature of each officer of [the Borrower] executing this Agreement or any of the other Loan Documents on behalf of the Borrower, and attaching all such copies of the documents described above;

          3. the Agent shall have received a certificate of the secretary or an assistant secretary of Holdings, in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of the articles of organization and all amendments thereto of Holdings, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, and (ii) that attached thereto is a true and complete copy of the limited liability company operating agreement of Holdings and all amendments thereto, as then in effect, and as to the incumbency and genuineness of the signature of each officer of Holdings executing any of such Loan Documents on behalf of Holdings, and attaching all such copies of the documents described above;

          4. the Agent shall have received a certificate of the secretary or an assistant secretary of BrightView, in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of BrightView, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of BrightView, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate and (iii) that attached thereto is a true and complete copy of the resolutions adopted by the board of directors of BrightView (x) authorizing the execution, delivery and performance by BrightView of the Loan Documents to which it is a party, (y) authorizing in its capacity as the managing member of Holdings, the execution, delivery and performance by Holdings of the Loan Documents to which Holdings is a party, and (z) authorizing, in its capacity as the managing member of Holdings (in Holdings capacity as the managing member of the Borrower), the execution, delivery and performance by the Borrower of the Loan Documents to which the Borrower is a party, and as to the incumbency and genuineness of the signature of each officer of BrightView executing any of such documents, and attaching all such copies of the documents described above;

          5. the Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower,

     Holdings and BrightView under the laws of the State of Delaware, from the Secretary of State of Delaware, and (ii) certificates as of a recent date of the qualification of the Borrower to conduct business as a foreign corporation in the States of Illinois and California, from the Secretaries of State of Illinois and California;

          6. executed copies of this Agreement and the Bridge Notes substantially in the form of EXHIBIT I executed in accordance with SECTION
                                  ---------
     2.1D drawn to the order of the Lenders and with appropriate insertions;

          7. an originally executed Notice of Borrowing substantially in the form of EXHIBIT IV-A, signed by the President or a Vice President of the
             ------------
     Borrower on behalf of the Borrower in writing delivered to the Agent;

          8. the favorable opinions of (A) Kirkland & Ellis, special counsel to the Credit Parties, in substantially the form of EXHIBIT VII-A, and (B) Cahill Gordon & Reindel, counsel for the Lenders, in substantially the form of Exhibit VIII in each case addressed to the Agent and the Lenders and addressing such matters as the Agent or any Lender may reasonably request;

          9. a certificate, delivered by the Borrower and signed by the President or a Vice President and the Chief Financial or Accounting Officer of the Borrower and addressed to the Lenders in form and substance reasonably satisfactory to the Agent, with appropriate attachments, stating that, after giving effect to the consummation of the Transactions, the fair saleable value of the assets of the Borrower and its Subsidiaries will not be less than the probable liability on their debts, that each of the Borrower and its Subsidiaries will be able to pay its debts as they mature and that each will not have unreasonably small capital to conduct its business, and the Agent shall have received such opinions of value, other appropriate factual information and expert advice supporting the conclusions reached in such letter as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent;

          10. (i) executed or conformed copies of the Senior Credit Facility and any amendments thereto made on or prior to the Closing Date and a copy of each legal opinion delivered in connection with the Senior Credit Facility, and the terms and provisions of the Senior Credit Facility and all documents and instruments relating thereto shall be reasonably satisfactory to the Agent, (ii) an Officers' Certificate from the Borrower certifying that the Senior Credit Facility is in full force and effect on the Closing Date and no material term or condition thereof has been amended, modified or waived from the form most recently provided to the Agent a reasonable time prior to the Closing Date except with the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed) and (iii) an Officers' Certificate from the Borrower to the effect that such party has performed or complied with all agreements and conditions contained in the Senior Credit Facility and any agreements or documents referred to therein, and the Borrower is not in default in the performance or compliance with any of the terms or provisions thereof;

          11. a notation of Guarantee, executed and delivered by each Guarantor, dated the date of this Agreement, substantially in the form of
     EXHIBIT IX, as applicable; and
     ----------

          12. a copy of all closing documents relating to the Petersen Acquisition and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Agent may reasonably request.

          13. the execution and delivery of the escrow letter dated September 30, 1996 from Holdings and BrightView to First Union and CIBC in connection with the prospective issuance (upon the occurrence of certain events and the passage of time) of warrants representing up to 10% of the common equity of Holdings and BrightView at the Closing Date upon the occurrence of certain events.

          B. Except as set forth on SCHEDULE C, all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect, and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Transaction Documents or the consummation of the Transactions, or that, in the opinion of the Agent, could reasonably be expected to have a Material Adverse Effect.

          C. No default or event of default shall have occurred under the Senior Credit Facility, all conditions to borrowing thereunder shall have been satisfied without waiver (except for any written waivers delivered in respect of a condition that in the opinion of the Agent is immaterial) and, after giving effect to borrowing thereunder to consummate the Petersen Acquisition, the Borrower shall have undrawn availability under the revolving credit portion of the Senior Credit Facility of at least $15,000,000.

          D. On or before the Closing Date, the Borrower shall have paid to the Lenders the fees payable on the Closing Date pursuant to SECTION 2.4.

          E. The Agent shall have received evidence in form and substance reasonably satisfactory to it that the Equity Financing shall have been made, that Holdings and BrightView shall have contributed to the capital of the Borrower gross proceeds of not less than $163,000,000 therefrom, (including cash proceeds of not less than $138,000,000) and that Willis Stein shall have contributed not less than $50,000,000 of the Equity Financing, all on terms and conditions reasonably satisfactory to the Agent.

          F. Simultaneously with the making of the Bridge Loan by the Lenders, the Borrower shall have delivered to the Agent an Officers' Certificate from the Borrower in form and substance reasonably satisfactory to the Agent to the effect that (i) the representations and warranties in SECTION 4 and the representations and warranties of the Borrower in the Senior Credit Facility are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Borrower on or prior to the Closing Date and (iii) all conditions to the consummation of the Petersen Acquisition in the Asset Purchase Agreement have been satisfied substantially on the terms set forth therein and have not been waived or amended without the Agent's prior written consent.

          G. The Asset Purchase Agreement shall not have been amended, modified or supplemented, nor any provision thereof waived, in any material respect since the date thereof, except as shall have been approved in writing by the Agent; BrightView shall have duly complied with and performed in all material respects all of its agreements and conditions set forth in the Asset Purchase Agreement required to be complied with or performed by it on or prior to the closing date thereunder; the Asset Purchase Agreement and the Petersen License Agreement and the other documents and instruments executed and delivered by Petersen in connection with the Asset Purchase Agreement shall be in full force and effect, and BrightView's rights and interest thereunder shall have been assigned to the Borrower in compliance with the terms thereof and pursuant to documentation acceptable to the Agent; the Agent shall have received evidence satisfactory to it that, concurrently with the making of the Loans hereunder, the Petersen Acquisition shall be consummated in accordance with the terms of the Asset Purchase Agreement in all material respects and in compliance with all applicable Requirements of Law, including any necessary stockholder approvals; the Agent shall have received a letter from O'Melveny & Myers LLP, counsel to Petersen, addressed to the Agent and the Lenders and in sufficient copies for each Lender, to the effect that the Agent and the Lenders are entitled to rely on their opinion delivered to the Borrower in connection with the Petersen Acquisition as if such opinion were addressed to them and attaching a copy thereof; and after giving effect to the Petersen Acquisition, senior management of the Borrower shall be reasonably acceptable to the Agent.

          H. Immediately following the making of the Bridge Loan by the Lenders, the Petersen Acquisition shall be consummated without the waiver of any material conditions precedent thereto.

          I. Since November 30, 1995, the Petersen Assets shall not have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Agent, has had or could reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to consummate the Transactions and to execute, deliver and perform its obligations under the Loan Documents, the Senior Credit Facility and each other document or instrument to be delivered in connection with the Transactions executed or to be executed by it; there shall not have been any Material Adverse Change.

          J. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default or Potential Event of Default.

          K. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lenders from making the Bridge Loan.

          L. There shall not be pending or, to the knowledge of the Borrower, threatened any action, suit, proceeding, governmental investigation or arbitration against the Borrower or, to its knowledge, Petersen or any property or asset of the Borrower or the Petersen Assets which has not been disclosed by the Borrower in writing to the Agent (and the Agent shall have received on the Closing Date an Officer's Certificate dated the Closing Date attesting to the same) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in each case, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Borrower, the Petersen Assets, the Transactions or the making of the Bridge Loans.

          M. The making of the Bridge Loan in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

          N. The Agent shall have received a Financial Condition Certificate, together with the Pro Forma Balance Sheet and the Projections as described in SECTIONS 4.10(C) and 4.10(D) substantially in the form of EXHIBIT X, all of which shall be in form and substance satisfactory to the Agent.

          O. The pro forma consolidated capital structure of the Borrower and its Subsidiaries, after giving effect to the Transactions, shall be consistent with the capital structure contemplated in the Commitment Letter.

          P. All transaction fees and expenses payable by or on behalf of the Borrower in connection with the Transactions shall be in an aggregate amount acceptable to the Agent, and the Agent shall have received such evidence thereof in form and substance satisfactory to it (including itemizations thereof) as it shall have reasonably requested.

          Q. The Agent shall be satisfied that audited, unaudited and pro forma financial statements meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended, of the Borrower and each Guarantor will be available.

          R. The Agent and its counsel shall be reasonably satisfied that the consummation of the Petersen Acquisition and the related financing, including the funding of the Bridge Loan, shall be in compliance in all material respects with all applicable Laws. There shall not have been any statute, rule, regulation, injunction or order applicable to the Petersen Acquisition, or the financing thereof, promulgated, enacted, entered or enforced by any state or federal government or governmental or regulatory authority or agency or by any federal or state court, or by any Tribunal, nor shall there be pending any action or proceeding by or before any such authority, court or tribunal, involving a substantial likelihood of an order, that would prohibit, restrict, delay or otherwise materially affect the Petersen Acquisition or the financing thereof.

          3.2  Conditions to Term Loan.  The obligation of the Lenders to make
               -----------------------
the Term Loan on the Conversion Date is subject to the prior or concurrent satisfaction or waiver of the following conditions precedent:

          A. The Agent shall have received in accordance with the provisions of SECTION 2.2B an originally executed Notice of Conversion.

          B. The Borrower or any of its Material Subsidiaries shall not be subject to a Bankruptcy Order or a bankruptcy or other insolvency proceeding and an Event of Default or Potential Event of Default shall not have occurred and be continuing under SECTION 7.6, 7.7 or 7.9.

          C. No Event of Default or Potential Event of Default (whether matured or not) shall have occurred and be continuing under SECTION 7.1.

          D. No Event of Default or Potential Event of Default shall have occurred and be continuing under SECTION 7.2; provided that if an event
                                              --------
described in this SECTION 3.2D is continuing at the Conversion Date but 30 days has not passed since the date of written notice of the commencement of such 30-day period from the holder or holders of not less than 50% in aggregate principal amount of the Loans then outstanding (the "Grace Period"), the Conversion Date shall be deferred until the earlier to occur of (x) the cure of such event or (y) the expiration of such Grace Period.

          E. On the Conversion Date, the Agent shall have received an Officers' Certificate from the Borrower, dated the Conversion Date and reasonably satisfactory in form and substance to the Agent, to the effect that the conditions in this SECTION 3.2 are satisfied on and as of the Conversion Date.

          F. The Borrower shall have executed and delivered to the Agent on the Conversion Date for delivery to the Lenders Term Notes dated the Conversion Date substantially in the form of EXHIBIT II to evidence the Term Loan, in the
                                  ----------
principal amount of (which principal amount shall be the aggregate principal amount of the Bridge Loan outstanding immediately prior to issuance of the Term Notes) the Term Loan less amounts paid and with other appropriate insertions.

          G.   The Borrower shall have paid any fees owing pursuant to Section
2.4 to the Lenders.

          H. The making of the Term Loan shall not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

SECTION 4  REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Agent and the Lenders, both before and after giving effect to the Transactions, as follows:

          4.1  Corporate Organization and Power.  Each Credit Party (i) is a
               --------------------------------
limited liability company, corporation, partnership or other business organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full limited liability company, corporate, partnership or other applicable power and authority to execute, deliver and perform the Transaction Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign limited liability company, corporation, partnership or other business organization and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          4.2  Authorization; Enforceability.  Each Credit Party has taken, or
               -----------------------------
on the Closing Date will have taken, all necessary limited liability company or corporate action to execute, deliver and perform each of the Transaction Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Transaction Documents to which it is or will be a party. This Agreement constitutes, and each of the other Transaction Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Credit Parties that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles or principles of good faith and fair dealing.

          4.3  No Violation.  The execution, delivery and performance by each
               ------------
Credit Party of this Agreement and each of the other Transaction Documents to which it is or will be a party, compliance by it with the terms hereof and thereof, and the consummation of the Transactions, do not and will not (i) violate any provision of its articles of organization, certificate of incorporation, certificate of partnership, operating agreement, bylaws, partnership agreement or other constituent documents, as applicable, or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject,
(iii) require any approval of stockholders, members or partners of any Credit Party or any approval or consent of any Person under any agreement to which any Credit Party is party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Lenders or such approvals or consents the failure of which to obtain could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, (iv) except for the Liens granted pursuant to the security documents in connection with the Senior Credit Facility, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is subject to any restriction or encumbrance on its ability to make dividend payments or other distributions in respect of its Capital stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Credit Documents, (ii) the Senior Credit Facility and any other agreement or instrument evidencing or governing any Indebtedness permitted under clause (ii) of SECTION 6.1, (iii) applicable Requirements of Law, (iv) customary non-assignment provisions in any lease governing a leasehold interest, (v) the terms of licenses of trademarks and copyrights entered into in the ordinary course of business, (vi) the contracts set forth on SCHEDULE G and (vii) other contractual restrictions in respect of assets not material to the business of Credit Parties, taken as a whole.

          4.4  Governmental Authorization; Permits.  (a)  No consent, approval,
               -----------------------------------
authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by any Credit Party of this Agreement or any of the other Transaction Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings in connection with the Petersen Acquisition that, except as indicated on Schedule C, have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed thereon, (ii) filings of Uniform Commercial Code financing statements and other instruments necessary to perfect the Liens created by the security documents in connection with the Senior Credit Facility, (iii) consents that would be required in respect of the leases referred to in clause (iv) of SECTION 4.3 and (iv) consents the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Each Credit Party has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

          4.5  Litigation.  There are no actions, investigations, suits or
               ----------
proceedings pending or, to the knowledge of the Borrower (after due investigation) threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person ("Litigation"), (i) against or affecting any Credit Party or any of such Person's properties that could, if adversely determined, be reasonably expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Transaction Documents or any of the Transactions. The Borrower has not been advised that there is a reasonable likelihood of an adverse determination of any Litigation, which adverse determination, should it occur, would have a Material Adverse Effect.

          4.6  Taxes.  Each Credit Party has timely filed all federal and all
               -----
material state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Except as described in SCHEDULE D, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of any Credit Party and there is no unresolved claim by any Governmental Authority concerning the tax liability of any Credit Party for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. No Credit Party has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes. As of the Closing Date, no federal income tax return or report has been required to have been filed by any Credit Party.

          4.7  Subsidiaries.  As of the Closing Date and after giving effect to
               ------------
the Transactions, the Borrower has no Subsidiaries and does not otherwise have any equity or other ownership interest in any corporation, partnership, joint venture or other Person.

          4.8  Full Disclosure.  All factual information furnished to the Agent
               ---------------
or any Lender on or prior to the Closing Date in writing by or on behalf of any Credit Party for purposes of or in connection with this Agreement, the transactions contemplated hereby and the other Transactions is, and all other such factual information hereafter furnished to the Agent or any Lender in writing by or on behalf of any Credit Party will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading. No fact is known, no condition exists nor has any event occurred which has not been disclosed herein or in any other document, certificate or statement furnished to the Agent or the Lenders for use in the transactions contemplated hereby which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          4.9  Margin Regulations.  Neither the Borrower nor any of its
               ------------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

          4.10  Financial Matters.  (a)  To the knowledge of the Borrower, the
                -----------------
audited consolidated balance sheets of Petersen at November 30, 1995, 1994 and 1993 and the related consolidated statements of income, stockholders equity and cash flows of Petersen for the three-year period ended November 30, 1995 certified by Ernst & Young, L.L.P., copies of which have been delivered to the Agent, were prepared in accordance with GAAP, have been prepared from, and are consistent with, the books and records of Petersen and fairly present the consolidated financial position of Petersen as at the respective dates thereof and the consolidated results of operations and cash flows of Petersen for the periods then ended. No events which have had or could reasonably be expected to have a Material Adverse Effect have occurred since November 30, 1995 (it being understood that, with regard solely to the period from November 30, 1995 to the Closing Date, such representation is made as to the knowledge of the Borrower).

          (b) To the knowledge of the Borrower, the unaudited consolidated balance sheets of Petersen at August 31, 1996 and the related consolidated statements of income, stockholders equity and cash flows of Petersen for the nine-month period then ended, copies of which have been delivered to the Agent, were prepared in accordance with GAAP consistently applied (except to the extent noted therein), have been prepared from, and are consistent with, the books and records of Petersen and fairly present the consolidated financial position of Petersen as of such date and the consolidated results of operations and cash flows of Petersen for the period covered thereby, in each case subject to normal year-end audit adjustments (including footnotes), consistent with past practices.

          (c) The unaudited pro forma sheet of the Borrower as of August 31, 1996, a copy of which has heretofore been delivered to the Agent (the "Pro Forma Balance Sheet"), gives pro forma effect to the consummation of the Petersen Acquisition, the issuance of the Senior Indebtedness, the completion of the Equity Financing, the extensions of credit made under this Agreement, the payment of transaction fees and expenses incident to the foregoing, and the consummation of all other Transactions, all as if such events had occurred on such date. The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly in all material respects the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the Transactions as described above. Prior to the Closing Date, the Borrower has not engaged in any business, owned any assets or incurred or assumed any liabilities except in connection with the execution and performance of the Transaction Documents.

          (d) The Borrower has prepared, and has heretofore furnished to the Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Borrower for the six-year period beginning with the year ended December 31, 1996, giving effect to the consummation of the Petersen Acquisition, the issuance of the Senior Indebtedness, the completion of the Equity Financing, the extensions of credit made under this Agreement, the payment of transaction fees and expenses related to the foregoing, and the consummation of the other Transactions (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections and without any representation or warranty that the projected results will be achieved.

          (e)  Upon consummation of the Transactions and as of the Closing Date:

          (i) The fair saleable value of the assets of the Borrower and each of its Subsidiaries, on a stand-alone basis, exceeds the amount that will reasonably be required to be paid on or in respect of the existing debts and other liabilities (including Contingent Obligations) of such Person as they mature.

          (ii) The assets of each of the Borrower and each of its Subsidiaries, on a stand-alone basis, do not constitute unreasonably small capital for any such Person to carry out its business as conducted as of the Closing Date and as proposed to be conducted, including the capital needs of any such Person, taking into account the particular capital requirements of the business conducted and to be conducted by such Person, and the availability of capital in respect thereof (with reference, without limitation, to the Projections).

          (iii) The Borrower does not intend to, and does not intend to permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of debt of each of such Person). As of the Closing Date, the anticipated cash flow of the Borrower and each of its Subsidiaries, after taking into account all presently anticipated uses of the cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of Indebtedness of each such Person when such amounts are, as anticipated as of the Closing Date, required to be paid.

          (iv) The Borrower does not intend, and does not believe, that final judgments against any of the Borrower or its Subsidiaries in actions for money damages will be rendered at a time when, or in an amount such that, any such Person will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The anticipated cash flow of the Borrower and each of its Subsidiaries, on a stand-alone basis, after taking into account all other anticipated uses of the cash of each such Person (including the payments on or in respect of debt referred to in clause (iii) of this SECTION 4.10(E)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

          4.11  Ownership of Properties.  Each Credit Party (i) has good and
                -----------------------
marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted (including, to the knowledge of the Borrower, as conducted by Petersen prior to the Closing Date) and without any material conflict with the rights of others, and (iv) after giving effect to the Petersen Acquisition, has good title to all of its other properties and assets reflected in the most recent financial statements referred to in SECTION 4.10(A) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens, and other than for encumbrances or restrictions that could not reasonably be expected to have a Material Adverse Effect. SCHEDULE E lists, as of the Closing Date and after giving effect to the Transactions, all real property leasehold interests of each Credit Party, indicating in each case the identity of the owner, the nature of the leased premises and the address of the property. As of the Closing Date and after giving effect to the Transactions, no Credit Party owns any fee interest in any real property.

          4.12  ERISA.  Each Plan is and has been administered in compliance in
                -----
all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event has occurred and is continuing or, to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan, in either case that could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is required to contribute to or has, or has at any time had, any liability to a Multiemployer Plan.

          4.13  Environmental Matters.  (a)  No Hazardous Substances are or have
                ---------------------
been generated, used, located, released, treated, disposed of or stored by any Credit Party or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise in, on or under any portion of any real property, leased or owned, of any Credit Party, as could not reasonably be expected to have a Material Adverse Effect, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by any Credit Party, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of any Credit Party has been or is presently the subject of an environmental audit, assessment or remedial action, except for any such contamination, audit, assessment or remedial action that could not reasonably be expected to have a Material Adverse Effect.

          (b) No portion of any real property leased or owned by any Credit Party, as of the Closing Date, has been used by a Credit Party or, to the knowledge of the Borrower, any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by any Credit Party has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal or state list) of sites subject to possible environmental problems; and there are not and to Borrower's knowledge have never been any underground or above-ground storage tanks situated on any real property currently leased or owned by any Credit Party.

          (c) Each Credit Party has obtained all licenses and permits under Environmental Laws necessary to their respective operations, and all such licenses and permits are being maintained in good standing, and each Credit Party is in compliance with all material terms and conditions of such licenses and permits, except for any such failure to obtain, maintain or comply which could not reasonably be expected to have a Material Adverse Effect.

          (d) No Credit Party has received (i) any notice or claim to the effect that it is or may be liable to any Person under any Environmental Law, including without limitation, any claim relating to any Hazardous Materials except as could not reasonably be expected to have a Material Adverse Effect or
(ii) any letter or
request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or comparable foreign or state laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect, and, to the best of the Borrower's knowledge, no Credit Party is involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any real property occupied by such Person or at any other location except for such of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

          (e) No Credit Party is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          (f) No Credit Party nor any of its respective properties or operations is subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under any Environmental Laws or (b) any Environmental Claims except for such of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

          (g) No Credit Party or, to the best of the Borrower's knowledge any predecessor of any Credit Party, has filed any notice under any Environmental Law indicating past or present ownership or operation of a hazardous waste treatment, storage or disposal facility, as defined under 40 C.F.R. Parts 260-270 or any state equivalent.

          (h) No Lien in favor of any Person relating to or in connection with any Environmental Claim has attached to any property currently owned by any Credit Party, except for any such Lien which could not reasonably be expected to have a Material Adverse Effect.

          (i) All activities and operations of each Credit Party are in compliance with the requirements of all applicable

Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. No Credit Party is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, in either case with respect to any actual, alleged or threatened Environmental Claims that, if adversely determined, could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

          (j) To the Borrower's knowledge, no event or condition has occurred which may interfere with present compliance by any Credit Party with any Environmental Law, or which may give rise to any liability of any Credit Party under any Environmental Law, which individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

          4.14  Compliance With Governing Documents, Decrees and Laws.  (a)  No
                -----------------------------------------------------
Credit Party is in violation of (i) its articles of incorporation, articles of organization, bylaws, operating agreement or any other organizational documents or (ii) any order, decree or judgment of any Governmental Authority having jurisdiction over any such Person.

          (b) Each Credit Party has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

          4.15  Labor Relations.  Except as could not reasonably be expected to
                ---------------
have a Material Adverse Effect: (a) no Credit Party is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended; (b) there is

(i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened against any Credit Party, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened against any Credit Party and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities with respect to any Credit Party and the Borrower is not aware of any existing or imminent labor disturbance by the employees of any Credit Party's principal suppliers, manufacturers or customers that could, singly or in the aggregate, have a Material Adverse Effect.

          4.16  Regulated Industries.  No Credit Party is (i) an "investment
                --------------------
company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended or (iii) subject to regulation under the Federal Power Act.

          4.17  Insurance.  SCHEDULE F sets forth a summary (that is true and
                ---------
correct in all material respects) of all insurance policies or arrangements carried or maintained by any Credit Party as of the Closing Date and after giving effect to the Transactions. The assets, properties and business of the Credit Parties are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies of established repute engaged in the same or similar businesses and under policies issued by insurers of recognized responsibility.

          4.18  Certain Contracts.  SCHEDULE G lists, as of the Closing Date and
                -----------------
after giving effect to the Transactions, each contract, agreement or commitment, written or oral, to which any Credit Party is a party, by which any of them or their respective properties is bound or to which any of them is subject and that (i) relates to employment of senior executives of a Credit Party or labor matters, (ii) evidences Funded Debt of a Credit Party or (iii) the termination or breach of which by a Credit Party could reasonably be expected to have a Material Adverse Effect, in each case other than purchase orders in the ordinary course of business and the Transaction Documents, and also indicates the parties, subject matter and term thereof. As of the Closing Date, each such contract is in full force and effect, and no Credit Party or, to the knowledge of the Borrower, any other party thereto, is in default under any such contract.

          4.19  Capitalization.  As of the Closing Date and after giving effect
                --------------
to the Transactions, the capitalization of each Credit Party is set forth on SCHEDULE H. All issued and outstanding Capital Stock of the Borrower and each Subsidiary has been duly authorized and validly issued and, to the extent applicable, is fully paid and nonassessable. As of the Closing Date and after giving effect to the Transactions, there will be no outstanding securities convertible into or exchangeable for Capital Stock of any Credit Party or options, warrants or other rights to purchase or subscribe for Capital Stock of any Credit Party or contracts, commitments, agreements, understandings or arrangements of any kind to which any Credit Party is a party relating to the issuance of any Capital Stock of such Credit Party, any such convertible or exchangeable securities or any such options, warrants or rights other than warrants which may be issued to the Lenders in certain events. As of the Closing Date, no stockholder or member of the Borrower or any of its Subsidiaries has or will have any preemptive rights to subscribe for any additional equity securities of such Credit Party. Any issuance and sale of Capital Stock of the Borrower and any Subsidiary, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

          4.20  Transaction Documents.  The Borrower has heretofore furnished to
                ---------------------
each Lender a true and complete copy of each of the Securities Purchase Agreement, the Securityholders Agreement as defined in the Senior Credit Facility, in each case together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments, modifications and waivers relating thereto. As of the Closing Date, none of such Transaction Documents has been amended, modified or supplemented, nor have any of the provisions thereof been waived, in any material respect other than as approved in writing by the Agent. All representations and warranties of any Credit Party contained in any of such Transaction Documents were true and correct in all material respects on and as of the date made and will be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as contemplated by the terms of such Transaction Documents.

          4.21  Broker's or Finder's Fees.  No broker's or finder's fees or
                -------------------------
commissions will be payable by any Credit Party with respect to any transaction contemplated hereby or in connection with the Transactions and no similar fees or commissions will be payable by any Credit Party for any other services rendered to a Credit Party in connection with the transactions contemplated hereby and thereby.

          4.22  Guarantees.  Each Guarantor shall, on the date it executes and
                ----------
delivers a Guarantee hereunder, have the full corporate power, authority and capacity to execute and deliver such Guarantee and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute such Guarantee as a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery, the execution, delivery and performance of such Guarantee by such Guarantor will not
(i) violate any provision of Law or any provision of the charter or bylaws of such Guarantor, or (ii) result in a breach of, a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a breach of or a default under), or the creation of any Lien on the properties or assets of such Guarantor, the Borrower or any Subsidiary of the Borrower under any Contract to which such Guarantor or the Borrower or the Borrower is a party or by which the properties or assets of such Guarantor or the Borrower may be bound or affected; on the date of such execution and delivery, each Guarantee executed and delivered by a Guarantor shall constitute legal, valid, binding and unconditional obligations of the Guarantor executing and delivering it to the Lenders hereunder, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the foregoing representations and warranties of the Borrower shall be deemed for all purposes to have been made on each date when a Guarantee is delivered hereunder with respect solely to that Guarantee and the Guarantor so issuing such Guarantee.

          4.23  Senior Subordinated Indenture; Etc.  Each of the Borrower and
                ----------------------------------
the Guarantors shall (to the extent such documents are executed), on the date it executes and delivers the Senior Subordinated Indenture and the Exchange Notes and the Take-Out Securities and the indenture governing the Take-Out Securities (or the guarantees related thereto, as the case may be), have the full corporate power, authority and capacity to do so and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute them as valid and legally binding obligations of the Borrower enforceable against the Borrower and the Guarantors in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date, if any, of such execution and delivery by the Borrower and the Guarantors, the Senior

Subordinated Indenture and the Exchange Notes and the Take-Out Securities (and the guarantees) and the indenture governing the Take-Out Securities shall constitute legal, valid, binding and unconditional obligations of the Borrower and the Guarantors, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).


SECTION 5  AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees that, until the Loans and the Notes and all other amounts due under this Agreement have been paid in full it shall perform all covenants in this Section 5 required to be performed by it:

          5.1  Financial Statements.  The Borrower will deliver to the Agent:
               --------------------

          (a) As soon as available and in any event within thirty (30) days after the end of each month ending after the Closing Date, (i) unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month and unaudited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the month then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding month or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such month, and certified by a Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of the dates and for the periods indicated;

          (b) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ended September 30, 1996, (i) unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter (and, in the case of the financial statements as of and for the period ended September 30, 1996, which are not required by this Agreement to be delivered together with a Compliance Certificate, such statements shall be certified by a Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of the dates and for the periods indicated) and (ii) if applicable, the Borrower's quarterly report on Form 10-Q for such quarterly period; and

          (c) As soon as available and in any event within 100 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1996, (i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail, together with (y) a report thereon by Ernst & Young, L.L.P. or another certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders that is not qualified as to going concern or scope of audit and to the effect that (A) such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such year and (B) the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, such accountants obtained no knowledge of the occurrence or existence of any Potential Event of Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Potential Event of Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the
--------  -------
failure to obtain knowledge of any Potential Event of Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) if applicable, the Borrower's annual report on Form 10-K for such year; and

          (d) As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of each fiscal year, beginning with the fiscal quarter ended September 30, 1996, unaudited statements of profit and loss (listing revenues, contribution profit and circulation figures) for each of the top twenty publications (ranked by revenues) of the Borrower and its Subsidiaries (and to the extent not already included in such group, the Scheduled Titles) for such fiscal quarter.

          At the Borrower's option the financial statements described in subsections (a), (b) (c) and (d) above may be consolidated financial statements of Holdings and its Subsidiaries, provided that not less than 99% of the assets, liabilities, revenues, income and other financial items contained in the financial statements of Holdings and its Subsidiaries shall be attributable to the Borrower and its Subsidiaries.

          5.2  Other Business and Financial Information.  The Borrower will
               ----------------------------------------
deliver to the Agent:

          (a) Concurrently with each delivery of the financial statements described in SECTION 5.1(B) or SECTION 5.1(C), beginning with the delivery of financial statements with respect to the fiscal quarter ending September 30, 1996, a Compliance Certificate in the form of Exhibit III with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Borrower.

          (b) As soon as available and in any event within thirty (30) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1996, a consolidated operating budget for the Borrower and its Subsidiaries for the succeeding fiscal year (prepared on a quarterly basis) together with a certificate of a Financial Officer of the Borrower to the effect that such budget has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby and that such Financial Officer has no reason to believe that such budget is misleading in any material respect in light of the circumstances existing at the time of preparation or delivery thereof (but without representation or warranty that the results reflected therein will actually be achieved); and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

          (c) Promptly upon receipt thereof, copies of all reports in final form (other than reports of a routine or ministerial nature which are not material) submitted to the Borrower by its independent certified public accountants in connection with each annual, interim or special audit, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit, and promptly upon completion thereof, any response reports from the Borrower in respect thereof;

          (d)  Promptly upon the sending, filing or receipt thereof, copies of
(i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to the members of Holdings in their capacity as such or to the stockholders of BrightView, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries.

          (e) Promptly upon (and in any event within (5) Business Days after) a Responsible Officer obtains knowledge thereof, written notice of any of the following:

          (i) the occurrence of any Potential Event of Default or Event of Default or of any condition or event that would be required to be disclosed in a current report filed with the Commission on Form 8-K (whether or not the Borrower is required to file such reports under the Exchange Act), together with a written statement of a Responsible Officer of the Borrower specifying the nature and period of existence of such event or condition and the action that the Borrower has taken, is taking and proposes to take with respect thereto;

          (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority

     (other than routine periodic inquiries, investigations or reviews), that seeks to enjoin or otherwise prevent the consummation of, or to recover damages or obtain relief as a result of, any of the Transactions, or that could, if adversely determined, be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to SECTION 4.5 or this SECTION 5.2(E)(II);

          (iii) the receipt by the Borrower or any of its Subsidiaries from any Governmental Authority of any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, could be reasonably expected to have a Material Adverse Effect;

          (iv) the occurrence of any ERISA Event that could be reasonably expected to have a Material Adverse Effect, together with (i) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken, is taking and proposes to take with respect thereto, (ii) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (iii) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

          (v) the termination, resignation or replacement of any of the chairman, chief executive officer, president or chief operating officer of the Borrower, and (together with copies thereof) the execution of any modification of any existing employment agreement, or any new employment agreement, with any such officer;

          (vi) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any material contract or agreement to which the Borrower or any of its Subsidiaries is a party, the termination or cancellation of which could be reasonably expected to have a Material Adverse Effect;

          (vii) the occurrence of any of the following: (i) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned;
     (ii) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or
     (iii) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substance on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (i),
     (ii) and (iii) above, only to the extent the same could be reasonably expected to have a Material Adverse Effect; and

          (viii) any other matter or event that has, or could be reasonably expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken, is taking and proposes to take with respect thereto;

          (f) At the same time provided to the holders of the Bridge Notes or the Term Notes, any information provided to such holders pursuant to SECTION 5.1 of this Agreement;

          (g) Promptly upon (and in any event not later than two (2) Business Days after) determination of the Petersen Purchase Price Adjustment, a certificate signed by a Financial Officer of the Borrower, in form and substance satisfactory to the Agent, attaching or setting forth the calculation of the Petersen Purchase Price Adjustment;

          (h) Not later than the last day of each fiscal year of the Borrower, a report in form and substance satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

          (i) Promptly after the availability thereof, copies of all material amendments to the articles of organization, operating agreement or other organizational documents of the Borrower or any of its Subsidiaries; and

          (j) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA, and including any statements, audits or other reports submitted by or on behalf of the Borrower or any of its Subsidiaries to any state Governmental Authority) as the Agent or any Lender may from time to time reasonably request.

          5.3  Existence; Franchise; Maintenance of Properties.  The Borrower
               -----------------------------------------------
will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its limited liability company or corporate existence, as applicable, except as expressly permitted otherwise by SECTION 6.6, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so could not be reasonably expected to have a Material Adverse Effect, and
(iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

          5.4  Compliance with Laws.  The Borrower will, and will cause each of
               --------------------
its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not be reasonably expected to have a Material Adverse Effect.

          5.5  Payment of Obligations.  The Borrower will, and will cause each
               ----------------------
of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so could not be reasonably expected to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the
                                         --------  -------
Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP, unless and until any tax lien notice has become effective with respect thereto or until any lien resulting therefrom attaches to its properties and becomes enforceable against its other creditors.

          5.6  Insurance.  The Borrower will, and will cause each of its
               ---------
Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies of established reputation engaged in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under any security documents in connection with the Senior Credit Facility.

          5.7  Maintenance of Books and Records; Inspection.  The Borrower will,
               --------------------------------------------
and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries in all material respects shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants, in the presence of a Responsible Officer, to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

          5.8  Fiscal Year.  The Borrower will, within thirty (30) days after
               -----------
the Closing Date, cause the ending date of its fiscal year to be December 31.

          5.9  Exchange of Term Notes.  (a)  Borrower will, at any time during
               ----------------------
the period commencing 60 days prior to the Conversion Date and continuing for so long as any Term Notes bearing interest at the Fixed Rate remain outstanding, if so requested in writing by the Agent (the "Exchange Document Request"):

     (i) Subject to SECTIONS 5.9(II) below, as promptly as practicable after receipt of the Exchange Document Request, (a) execute and deliver, cause each Guarantor to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Senior Subordinated Indenture, and (b) execute and deliver, and cause each Guarantor to execute and deliver for the benefit of any holder of a note issued under the

            Senior Subordinated Indenture (the "Exchange Notes"), the Registration Rights Agreement.

     (ii) The Senior Subordinated Indenture and Registration Rights Agreement shall have the terms as are generally set forth in the Term Sheet attached hereto as EXHIBIT V. The Borrower and Agent shall cooperate
                               ---------
            and negotiate in good faith as to the precise terms of the Senior Subordinated Indenture and the Registration Rights Agreement, both of which shall be in form, scope and substance as is customary for indentures and registration right agreements relating to high-yield debt securities issued for cash in the then prevailing market. In the event that the Borrower and Agent have not reached agreement as to the precise terms of the Senior Subordinated Indenture or the Registration Rights Agreement within 30 days after the receipt of the Exchange Document Request as provided in paragraph (i) above, then upon the written request of either the Borrower or the Lender, such unresolved terms shall be determined by binding arbitration conducted in accordance with the Rules of the Center for Public Resources Institute for Dispute Resolution by a sole arbitrator. To the extent not governed by such rules, such arbitrator shall be directed by the Agent to set a schedule for determination of such dispute that is reasonable under the circumstances. The arbitration will be conducted in New York City. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The cost of such arbitration shall be borne equally among the Borrower and Agent.

     (b) The Borrower will, on the 5th Business Day following the written request (the "Exchange Request") of the holder of any Term Note bearing interest at the Fixed Rate (or beneficial owner of a portion thereof) execute and deliver to such holder or beneficial owner in accordance with the Senior Subordinated Indenture, if such Senior Subordinated Indenture has been executed and delivered, an

Exchange Note in the form attached to the Senior Subordinated Indenture bearing interest at the Fixed Rate in exchange for such Term Note dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Term Note (or portion thereof) being exchanged, and cause each Guarantor to endorse its guarantee thereon.

          5.10  Payments in U.S. Dollars.  All payments of any Obligations to be
                ------------------------
made hereunder or under the Notes by the Borrower or any other obligor with respect thereto shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

          5.11  Register.  The Borrower hereby designates the Agent to serve as
                --------
the Borrower's agent, solely for purposes of this SECTION 5.11, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loan Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan Commitments and Loans shall be recorded by the Agent on the Register only upon the receipt by the Agent of a properly executed and delivered assignment and assumption agreement pursuant to SECTION 12.2A. Coincident with the delivery of such an assignment and assumption agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

          5.12  Lenders Meeting.  The Borrower will participate in a meeting
                ---------------
with the Lenders once during each fiscal year during which any Obligations are outstanding hereunder to be held at a location and a time selected by the Borrower and reasonably satisfactory to the Lenders.

          5.13  Additional Guarantors.  The Borrower will cause any Person which
                ---------------------
becomes a Subsidiary (other than Designated Non-Guarantor Subsidiaries) of the Borrower (whether by creation, acquisition or otherwise) to execute and deliver a guarantee, in form and substance satisfactory to the Agent (and with such documentation relating thereto as the Agent shall reasonably require, including, without limitation, a supplement or amendment to this Agreement and opinions of counsel as to the enforceability of such guarantee) pursuant to which such Subsidiary shall become a Guarantor under the Bridge Notes and this Agreement in accordance with Section 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

          5.14  Permitted Acquisitions.  (a)  Subject to the provisions of
                ----------------------
subsection (b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions, provided that, with respect to each Permitted
                               --------
Acquisition:

          (i) no Potential Event of Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto;

          (ii) if, after giving pro forma effect to such Permitted Acquisition and any incurrence of Indebtedness in connection therewith (determined as if such Permitted Acquisition had been consummated and such Indebtedness incurred as of the first day of the period of four consecutive fiscal quarters ending on the last day of the Borrower's most recently ended fiscal quarter), the Leverage Ratio, as defined in the Senior Credit Facility, as of the last day of the Borrower's most recently ended fiscal quarter is equal to or greater than 5.0 to 1.0, the Acquisition Amount with respect thereto (x) to the extent paid or payable in cash (other than cash contributed by Holdings or BrightView to the Borrower specifically for the purpose of paying all or a portion of the Acquisition Amount and which is in fact used solely for such purpose ("Designated Acquisition Funds")), shall not exceed $10,000,000, (y) together with the aggregate of the Acquisition Amounts (to the extent paid or payable in cash other than Designated Acquisition Funds) for all other Permitted Acquisitions consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $20,000,000, and (z) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $80,000,000; and

          (iii) if, after giving pro forma effect to such Permitted Acquisition and any incurrence of Indebtedness in connection therewith (determined as if such Permitted Acquisition had been consummated and such Indebtedness incurred as of the first day of the period of four consecutive fiscal quarters ending on the last day of the Borrower's most recently ended fiscal quarter), the Leverage Ratio (as defined in the Senior Credit Facility) as of the last day of the Borrower's most recently ended fiscal quarter is less than 5.0 to 1.0, the Acquisition Amount with respect thereto (to the extent paid or payable in cash other than Designated Acquisition Funds), together with the aggregate of the Acquisition Amounts (to the extent paid or payable in cash other than Designated Acquisition Funds) for all other Permitted Acquisitions consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $20,000,000.

          (b) The Borrower shall have delivered to the Agent and each Lender the items listed in clauses (i) and (ii) below not less than ten (10) Business Days prior to the consummation of any Permitted Acquisition with respect to which the Acquisition Amount exceeds $10,000,000, and the items listed in clauses (iii) and (iv) below not less than three (3) Business Days prior thereto:

          (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target");

          (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end;

          (iii) consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the Borrower of each relevant Target) for the three-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

          (iv) a certificate in form and substance reasonably satisfactory to the Agent and to the extent it is still a Lender, CIBC, executed by a Financial Officer of the Borrower setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this SECTION 5.14, and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in SECTIONS 7.1 through 7.4 of the Senior Credit Facility (and, additionally, in the case of a Permitted Acquisition subject to clause (iii) of subsection (a) of SECTION 6.9 of the Senior Credit Facility, that the Borrower will be in compliance with the requirements set forth in such clause (iii) as to the Leverage Ratio as defined in the Senior Credit Facility), such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if each
                            --- -----
     Target had been consolidated with the Borrower for those periods applicable to such covenants (such calculations to be attached to the certificate),
     (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Revolving Credit Commitments as defined in the Senior Credit Facility to meet its ongoing working capital requirements.

          (c) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Borrower will deliver to the Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved by the Required Lenders) all conditions thereto set forth in this
SECTION 5.14 and in the description furnished under clause (i) of subsection (b) above have been satisfied in all material respects, that the same is permitted in accordance with the terms of this Agreement and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in clause (iv) of subsection (b) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of Sections 4.2 and 9.1 of the Senior Credit Facility.

          5.15 Creation or Acquisition of Subsidiaries.  Subject to the
               ---------------------------------------
provisions of SECTION 6.4, the Borrower may from time to time create or acquire new Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Subsidiaries of the Borrower may create or acquire new Subsidiaries, provided
                                                                     --------
that:

          Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by the Borrower thereof, each such new Subsidiary (unless such Subsidiary is a Designated Non-Guarantor Subsidiary) will execute and deliver to the Agent a Guarantee (or an appropriate joinder to an existing Guarantee), pursuant to which such new Subsidiary shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Loan Documents.


SECTION 6  NEGATIVE COVENANTS

          Each of the Borrower and Holdings covenants and agrees that until the satisfaction in full of the Loans and the Notes and all other monetary Obligations then due under this Agreement it will fully and timely perform all covenants in this SECTION 6.

          6.1  Indebtedness.  The Borrower shall not, and shall not cause or
               ------------
permit any of its Subsidiaries, create, incur, assume or suffer to exist any Indebtedness, except for the following ("Permitted Indebtedness"):

             (i) the Borrower and the Guarantors may incur and remain liable with respect to the Obligations;

          (ii)  the Borrower and the Guarantors may incur and remain liable with respect to Indebtedness under the Senior Credit Facility and the Guarantees thereunder; provided that the aggregate principal amount of
                            --------
     Indebtedness outstanding under the Senior Credit Facility at any one time shall not exceed the sum of (x) $260,000,000 less the sum of (a) the aggregate amount of scheduled amortization payments of the principal amount thereof actually made; provided that the commitments thereunder are
                            --------
     permanently reduced, (b) the aggregate amount of mandatory prepayments of the principal amount thereof actually made, (c) each permanent reduction of commitments to extend credit thereunder not otherwise caused pursuant to clause (a) or (b); plus any amount of Indebtedness permitted under clause
     (vii) below which is incurred under the Senior Credit Facility;

         (iii) the Borrower and the Guarantors may incur and remain liable with respect to the Bridge Notes, Term Notes, Take-Out Securities and Exchange Notes;

          (iv) Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business after the Closing Date, including Indebtedness in respect of capital lease obligations ("Purchase Money Indebtedness") and any refinancings, renewals or replacements of any such Purchase Money Indebtedness (subject to the limitations on the principal amount thereof set forth in this clause (iv)), and other Indebtedness that is unsecured (other than Indebtedness specified in clauses (i) through (iii) above and (v) through (x) below, which Purchase Money Indebtedness and other unsecured Indebtedness shall not exceed $10,000,000 in the aggregate at any time.

           (v) the Borrower and its Subsidiaries may incur and remain liable with respect to Intercompany Indebtedness;

          (vi) accrued expenses (including salaries accrued and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid within 90 days of when due except to the extent being contested in good faith and by appropriate proceedings;

         (vii) Indebtedness of the Borrower under Interest Rate Protection Agreements required pursuant to Section 6.8 of the Senior Credit Facility or entered into for the purpose of hedging interest rate rises and not for speculation;

        (viii) Indebtedness under Commodity Hedge Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

          (ix) Indebtedness of the type described in, and secured by Liens of the type described in, clauses (iv) and (v) of the definition of Permitted Liens;

           (x) Indebtedness consisting of guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; and

          (xi) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with the Petersen Acquisition, additional acquisitions of assets or stock, Asset Dispositions or other sales of assets; provided that the
                                                            --------
     maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection with such Asset Dispositions and other sales.

          6.2  Liens.  The Borrower shall not, and shall not cause or permit any
               -----
of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, other than the following (collectively, the "Permitted Liens"):

          (i) Liens granted to secure the Senior Credit Facility and to secure obligations under any Interest Rate Protection Agreement entered into with any lender under the Senior Credit Facility or their respective Affiliates and any guarantees thereof;

         (ii)  Liens existing on the Closing Date and set forth on SCHEDULE
     A;

        (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

         (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 9.1(j) of the Senior Credit Facility incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of government insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

          (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

         (vi)  Liens securing the Purchase Money Indebtedness permitted under clause (iv) of SECTION 6.2; provided that the aggregate principal
                                       --------
     amount at any time outstanding of all Indebtedness secured by such Liens, when combined with the aggregate amount of all other unsecured Indebtedness outstanding at such time incurred pursuant to clause (iv) of SECTION 6.2, does not exceed $10,000,000, and provided further that any such Lien (i)
                                      -------- -------
     shall attach to such property concurrently with or within twenty (20) days after the acquisition thereof by the Borrower or such Subsidiary, (ii) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (iii) shall not encumber any other property of the Borrower or any of its Subsidiaries; and the replacement, extension or renewal of any such Lien, provided that such replacement, extension or renewal Lien shall not extend to or cover any property other than the property subject to such Lien immediately prior to such replacement, extension or renewal, and provided further that the Indebtedness secured by such replacement, extension or renewal Lien is permitted under this Agreement;

        (vii) any attachment or judgment Lien not constituting an Event of Default under Section 9.1(i) of the Senior Credit Facility that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

       (viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of operating leases;

         (ix) Liens arising by operation of law in favor of depositary banks and collecting banks, incurred in the ordinary course of business;

          (x) Liens consisting of restrictions on the transfer of securities pursuant to applicable federal and state securities laws;

         (xi) interests of lessors and licensors under leases and licenses to which the Borrower or any of its Subsidiaries is a party;

        (xii) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

       (xiii) Liens in favor of the trustee or agent under any agreement or indenture relating to Indebtedness of the Borrower issued in accordance with clause (iii) of SECTION 6.1.

        (xiv)  Liens on (a) Real Property Assets or (b) equipment, fixtures and other similar property of Borrower and any of its Subsidiaries, in each case securing Indebtedness described in SECTION 6.1(IV); provided that such
                                                              --------
     Liens shall extend only to the equipment, fixtures, and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

         (xv) the replacement, extension or renewal of any Lien permitted by this SECTION 6.2 upon or in the same property or replacement property subject to such Lien and as security for the same obligations or any refinancings thereof to the extent such refinancings are permitted under
     SECTION 6.1; provided
                  --------
     that such Lien does not extend to or cover any property other than the property covered by such Lien immediately prior to such replacement, extension or renewal of such Lien (and improvements or attachments thereto) and the principal of the obligations secured thereby is not increased; and

        (xvi) additional Liens securing Indebtedness at any one time outstanding not exceeding $5,000,000.

          6.3  Restricted Payments.
               -------------------

          (a) Except as set forth in Section 8.6(a)(ii) of the Senior Credit Facility, The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly (i) declare or pay any dividend, or make any distribution, on any Capital Stock of the Borrower (other than dividends or distributions payable solely in Qualified Capital Stock of the Borrower), (ii) purchase, redeem or otherwise acquire or retire for value any of the Borrower's Capital Stock, or any warrants, rights or options to acquire shares of any class of such Capital Stock or (iii) make any principal payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, other than any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness of the Borrower or of a Guarantor (any such dividend, distribution, purchase, redemption, acquisition, retirement, defeasance or prepayment set forth in clauses (i), (ii) and (iii) above a "Restricted Payment").

          (b) Notwithstanding the foregoing, if no Potential Event of Default or Event of Default shall have occurred and be continuing or shall be caused as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prevent (1) the acquisition of any shares of Capital Stock of the Borrower or the repurchase, redemption or other repayment of any Subordinated Indebtedness of the Borrower or of a Guarantor in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary of the Borrower) of shares of Qualified Capital Stock of the Borrower, (2) the repurchase, redemption or other repayment of any

Subordinated Indebtedness of the Borrower in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary of the Borrower) of Subordinated Indebtedness of the Borrower with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Indebtedness repurchased, redeemed or repaid, and (3) dividend payments or other distributions of cash by the Borrower in an amount not in excess of (y) $1,000,000 per fiscal year solely for the purpose of paying fees and expenses of the Credit Parties, including directory fees, less (z) the amount of any management, advisory, consulting and similar fees, paid by the Borrower to Willis Stein and its Affiliates during such fiscal year.

          (c) Notwithstanding the foregoing, if no Event of Default pursuant to Sections 7.1, 7.6 or 7.7 shall have occurred and be continuing, or would result from any such distribution, the Borrower may make a Permitted Tax Distribution.

          6.4  Investments.  The Borrower will not, and will not permit or cause
               -----------
any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

          (i)  Cash Equivalents;

         (ii) Investments consisting of (a) purchases and acquisitions of inventory, supplies, materials and equipment, or (b) licenses or leases of intellectual property and other assets, in each case in the ordinary course of business,

        (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

         (iv) without duplication, Investments consisting of Indebtedness permitted under clause (v) of SECTION 8.2 of the Senior Credit Facility;

          (v)  Investments existing on the Closing Date and described in
     SCHEDULE 8.5 of the Senior Credit Facility;

         (vi) Investments of the Borrower under Interest Rate Protection Agreements;

        (vii) Investments under Commodity Hedge Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

       (viii) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

         (ix) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by the Borrower or any Subsidiary in any other Subsidiary that is (or after giving effect to such Investment will be) a Guarantor (including all such Investments constituting Permitted Acquisitions, but subject to compliance with the provisions of SECTION 6.9 of the Senior Credit Facility and SECTION 5.14 hereof), and (b) by any Subsidiary in the Borrower;

          (x)  Permitted Acquisitions;

         (xi) Investments consisting of the contribution by the Borrower to partnerships, joint ventures or other Persons

     (including Subsidiaries) of the Scheduled Titles in exchange for equity interests in such Persons, provided that all such Investments are made
                                --------
     within 365 days after the Closing Date;

        (xii) Investments consisting of the licensing of publication titles and other assets pursuant to joint marketing arrangements with other Persons;

       (xiii) Investments in the Borrower or any Subsidiary consisting of Designated Acquisition Funds (as defined in the Senior Credit Facility); and

        (xiv) Investments (other than Investments specified in clauses (i) through (xiii) above) in an aggregate amount, as valued at the time each such Investment is made, not exceeding $5,000,000 for all such Investments from and after the Closing Date (which Investments shall include, without limitation, (a) Investments in Foreign Subsidiaries as defined in the Senior Credit Facility and other Designated Non-Guarantor Subsidiaries, (b) Investments in Persons holding Scheduled Titles, to the extent such Investments are made with cash or other property not consisting of Scheduled Titles, and (c) cash or other assets of the Borrower or any of its Subsidiaries received as consideration by any Person other than the Borrower or a Wholly Owned Subsidiary in a transaction permitted by SECTION
     8.1 of the Senior Credit Facility); provided that the permitted aggregate
                                         --------
     amount of such Investments shall increase to (A) $10,000,000 upon delivery pursuant to SECTION 6.2(A) of the Senior Credit Facility of a Compliance Certificate indicating a Leverage Ratio as defined in the Senior Credit Facility of less than 5.0 to 1.0, and (B) $15,000,000 upon delivery pursuant to SECTION 6.2(A) of the Senior Credit Facility of a Compliance Certificate evidencing a Leverage Ratio as defined in the Senior Credit Facility of less than 4.0 to 1.0; and provided further that for purposes of
                                           -------- -------
     determining compliance with the limitations set forth in this clause (xiv), the amount of any such Investment shall be reduced (but not below zero) by the amount of any cash distributions or cash proceeds (in the case of a sale or other disposition of such Investment) actually received from time to time by the Borrower or any Subsidiary in respect thereof.

          6.5  Senior Subordinated Indebtedness.  Neither the Borrower nor any
               --------------------------------
of the Guarantors shall, directly or indirectly, incur any Indebtedness (other than the Notes, the Exchange Notes and the Take-Out Securities) that is by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Borrower or of such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Loans and the Notes and the Guarantees to substantially the same extent and in substantially the same manner as such Loans and Notes and Guarantees are subordinated to the Senior Credit Facility.

          6.6  Merger; Consolidation.  The Borrower will not, and will not
               ---------------------
permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:
               --------  -------

          (i) the Borrower may merge or consolidate with another Person so long as (w) the Borrower is the surviving entity, (x) if such other Person is a Subsidiary immediately prior to giving effect thereto, the aggregate of any cash or other assets of the Borrower or any of its Subsidiaries received as consideration pursuant to such transaction by Persons other than the Borrower or a Wholly Owned Subsidiary shall be deemed to constitute an Investment made by the Borrower pursuant to clause (xiv) of
     Section 8.5 of the Senior Credit Facility, (y) if such other Person is not a Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 6.9 and 6.10 of the Senior Credit Facility shall be satisfied, and (z) immediately after giving effect thereto, no Potential Event of Default or Event of Default would exist; and

         (ii) any Subsidiary may merge or consolidate with another Person so long as (w) the surviving entity is the Borrower or a Guarantor (which may be the acquired entity), (x) if such other Person is a Subsidiary immediately prior to giving effect thereto, the aggregate of any cash or other assets of the Borrower or any of its Subsidiaries received as consideration pursuant to such transaction by Persons other than the Borrower or a Wholly Owned Subsidiary shall be deemed to constitute an Investment made by the Borrower pursuant to clause (xiv) of SECTION 8.5 of the Senior Credit Facility, (y) if such other Person is not a Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 6.9 and 6.10 of the Senior Credit Facility shall be satisfied, and (z) immediately after giving effect thereto, no Potential Event of Default or Event of Default would exist.

          6.7  Limitation on Certain Restrictions.  The Borrower will not, and
               ----------------------------------
will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the right of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Loan Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Loan Documents, (ii) the Senior Credit Facility and any other agreement or instrument evidencing or governing any Indebtedness permitted under clause (ii) of SECTION
8.2 of the Senior Credit Facility, (iii) applicable Requirements of Law and,
(iv) customary non-assignment provisions in any lease governing a leasehold interest, (v) the terms of licenses or trademarks and copyrights entered into in the ordinary course of business and (vi) other contractual restrictions in respect of assets not material to the business of the Credit Parties, taken as a whole.

          6.8  Transactions with Affiliates.  The Borrower will not, and will
               ----------------------------
not permit or cause any of its Subsidiaries to, enter into any material transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall
            --------  -------
prohibit:

          (i) transactions described on SCHEDULE J or otherwise expressly permitted under this Agreement;

         (ii)  the consummation on the Closing Date of the Transactions; and

        (iii) transactions after the Closing Date that are expressly contemplated by the Securities Purchase Agreement, the Securityholders Agreement and the Securities Purchase Agreement (including any registration rights described therein) and that are not prohibited by any other provision of this Agreement or any other Credit Document, provided that the
                                                               --------
     aggregate management, advisory, consulting and similar fees paid by the Borrower to Willis Stein and its Affiliates pursuant to the Securities Purchase Agreement or otherwise shall not exceed (y) $1,000,000 during any fiscal year less (z) the amount of any distributions made by the Borrower during such fiscal year pursuant to Section 6.3(b)(3) and provided further
                                                               -------- -------
     that any such fees may accrue but shall not be paid by the Borrower at any time after the occurrence and during the continuance of a Potential Event of Default or Event of Default.

          6.9   Permitted Lines of Business.  The Borrower will not, and will
                ---------------------------
not permit or cause any of its Subsidiaries to, engage in any businesses other than the publication, sale, distribution and licensing of publications and brand names, copyrights, patents, service marks and trademarks for the conduct of a publishing, programming, events and media business (including, without limitation, electronic media), and including new or additional publications, media, programming or events and the business and activities ancillary thereto (the "Permitted Lines of Business").

          6.10  Amendments or Waivers of Certain Documents.  The Borrower will
                ------------------------------------------
not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the Senior Credit Facility as in effect on the Closing Date, the effect of which would be to increase the principal amount due thereunder, shorten the time of payment of any amount due thereunder, increase the applicable interest rate or amount of fees or costs due thereunder, or make any covenant thereunder more restrictive as such covenant directly relates to the prompt and timely payment of any of the Obligations under this Agreement.

          6.11  Refinancing of the Loans in Part.  Except as set forth in
                --------------------------------
Section 12.20, the Borrower shall not, and shall not cause or permit any of its Subsidiaries to, incur any Indebtedness to Refinance the Loans in part other than the Exchange Notes, unless the terms, conditions, covenants, events of default and other provisions in respect of the instruments evidencing the Indebtedness incurred to Refinance the Loans in part shall have been approved in writing by the Agent prior to the incurrence of any such Indebtedness.

          6.12  Asset Dispositions.  The Borrower will not, and will not permit
                ------------------
or cause any of its Subsidiaries to directly or indirectly consummate any Asset Disposition except for the sale or disposition of assets outside the ordinary course of business for cash, provided that (i) the Net Cash Proceeds from such
                             --------
sales or dispositions, when aggregated with the Net Cash Proceeds from all other sales and dispositions not otherwise specifically excluded under the definition of Asset Disposition that are consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, do not exceed (A) $5,000,000 in the aggregate for the Borrower and its Subsidiaries if at the time of such sale or disposition the Leverage Ratio as defined in the Senior Credit Facility (determined with reference to the Compliance Certificate then most recently delivered to the Lenders) is greater than or equal to 5.0 to 1.0, and (B) $10,000,000 in the aggregate for the Borrower and its Subsidiaries if at the time of such sale or disposition the Leverage Ratio as defined in the Senior Credit Facility (determined with reference to the Compliance Certificate then most recently delivered to the Lenders) is less than 5.0 to 1.0, (ii) to the extent not theretofore expended or committed to be expended within a reasonable period to acquire assets or properties or otherwise reinvested in the businesses of the Borrower, such Net Cash Proceeds are applied to the prepayment of the Loans as defined in the Senior Credit Facility in accordance with the provisions of SECTION 2.6(H) thereto, (iii) to the extent not expended or committed to be expended in (ii), such Net Cash Proceeds are delivered to the Agent within 180 days after receipt thereof for application in prepayment of the Loans hereunder in accordance with
Section 2.5A(ii), (iv) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary (other than a Subsidiary to which the Borrower has contributed no assets or properties other than assets consisting of Scheduled Titles as defined in the Senior Credit Facility), and (v) immediately after giving effect thereto, no Potential Event of Default or Event of Default would exist.

          Nothing in this covenant shall be deemed to prevent the exercise of remedies by secured creditors of the Borrower or any Subsidiary of the Borrower.


SECTION 7  EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur and be continuing:

          7.1  Failure To Make Payments When Due.  Failure to pay any
               ---------------------------------
installment of principal of the Loans when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise (whether or not such payment is prohibited by SECTION 8); or failure to pay any interest on the Loans or any other amount due under this Agreement within five days or more after the date due (whether or not such payment is prohibited by SECTION 8); or

          7.2  Default in Other Agreements.  The Borrower or any other Credit
               ---------------------------
Party shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000; or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or

          7.3  Breach of Certain Covenants.  Failure of the Borrower or Holdings
               ---------------------------
to perform or comply with any covenant, term or condition contained in SECTION
5.2 or any agreements or obligations set forth in the Commitment Letter; or

          7.4  Breach of Warranty.  Any representation, warranty or
               ------------------
certification made by the Borrower or Holdings in any Loan Document or in any statement or certificate at any time given by the Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made; or

          7.5  Other Defaults Under Agreement or Loan Documents.  The Borrower
               ------------------------------------------------
or Holdings shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by

SECTION 7.1, 7.3, 7.4, 7.10 or 7.11) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding of such default; or

          7.6  Voluntary Bankruptcy; Appointment of Custodian, Etc.  The
               ---------------------------------------------------
Borrower or any other Credit Party (other than a Designated Non-Guarantor Subsidiary) shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in section 7.7, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing; or

          7.7  Involuntary Bankruptcy; Appointment of Custodian, Etc.  Any
               -----------------------------------------------------
involuntary petition or case shall be filed or commenced against the Borrower or any other Credit Party (other than a Designated Non-Guarantor Subsidiary) seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or

          7.8  Judgments and Attachments.  Any one or more money judgments,
               -------------------------
writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $1,000,000 shall be entered or filed against the Borrower or any other Credit Party or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty
(30) days or in any event later than five days prior to the date of any proposed sale thereunder; or

          7.9  Dissolution.  Any order, judgment or decree shall be entered
               -----------
against the Borrower, any Material Subsidiary or Holdings decreeing the dissolution or split-up of the Borrower, that Material Subsidiary or Holdings and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

          7.10 Guarantee.  (i) Any Guarantee or any provision thereof shall
               ---------
cease to be in full force or effect (other than in accordance with its express terms or in accordance with this Agreement), or (ii) any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guarantee, or (iii) any Guarantor shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to its Guarantee; or

          7.11 Foreclosure.  The agent under the Senior Credit Facility or any
               -----------
other party entitled to act thereunder commences judicial proceedings to foreclose on the collateral securing the Senior Credit Facility or exercises any right under applicable law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure.

          THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 7.6 or 7.7, all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the commitments of the Lenders hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Agent shall, upon written notice of the holder or holders of a majority in aggregate principal amount of the Loans then outstanding, by written notice to the Borrower, declare all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations to be, and the same shall forthwith become, due and payable, and the obligations of the Lenders hereunder shall thereupon terminate; provided that,
                                                                --------
for so long as the Senior Credit Facility is in effect, such declaration shall not become effective until the earlier of (a) 5 days after receipt by the Borrower and the agent under the Senior Credit Facility of notice of such acceleration and (b) acceleration of such of the Indebtedness under the Senior Credit Facility; and provided further that if any declaration of acceleration
                     ----------------
under this Agreement occurs solely because an Event of Default set forth in
Section 7.2 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within thirty days of such acceleration of such Indebtedness and the Agent has received written notice thereof within such time and if no other Event of Default has occurred during such thirty-day period which has not been cured or waived in accordance with this Agreement. Nevertheless, if at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to
SECTION 12.6, then the Agent shall, upon written notice of the holders of a majority in aggregate principal amount of the

Loans then outstanding, by written notice to the Borrower rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.


SECTION 8  SUBORDINATION

          8.1  Obligations Subordinated to Senior Indebtedness of the Borrower.
               ---------------------------------------------------------------
The Lenders covenant and agree that payments in respect of the Obligations by the Borrower shall be subordinated in accordance with the provisions of this
SECTION 8 to the prior payment in full, in cash or Cash Equivalents, of all amounts payable in respect of Senior Indebtedness of the Borrower, whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in SECTION 7.6 or 7.7 whether or not such interest is an allowed claim against the Borrower), that the subordination is for the benefit of the holders of Senior Indebtedness of the Borrower, and that each holder of Senior Indebtedness of the Borrower whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness of the Borrower in reliance upon the covenants and provisions contained in this Agreement.

          8.2  Priority and Payment Over of Proceeds
               -------------------------------------
in Certain Events.
-----------------

          (a)  Subordination on Dissolution, Liquidation or Reorganization of
               --------------------------------------------------------------
the Borrower.   Upon any payment or distribution of assets or securities of the
------------
Borrower of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Borrower (including any interest accruing subsequent to an event specified in SECTION 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against the Borrower) shall first be paid in full in cash or Cash Equivalents, before the Lenders shall be entitled to receive any payment or distribution by the Borrower in respect of any Obligations and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this SECTION 8 shall be made by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness of the Borrower or their representatives to the extent necessary to pay all of the Senior Indebtedness of the Borrower in full and in Cash or Cash Equivalents to the holders of such Senior Indebtedness of the Borrower.

          (b)  Subordination on Default on Senior Indebtedness.  Upon the
               -----------------------------------------------
maturity of any Senior Indebtedness of the Borrower by lapse of time, acceleration or otherwise, all Senior Indebtedness of the Borrower then due and payable shall first be paid in full in cash or Cash Equivalents, before any payment or distribution is made by the Borrower or any Person acting on behalf of the Borrower with respect to the Obligations. No direct or indirect payment or distribution by the Borrower or any Person acting on behalf of the Borrower of or in respect of any Obligations whether pursuant to the terms of the Loans or upon acceleration or otherwise shall be made, if at the time of such payment, there exists a default in the payment of all or any portion of any principal, interest, fees, letter of credit reimbursement obligations or other amounts payable in respect of any Senior Indebtedness of the Borrower and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuation of any Non-Payment Default, upon the receipt by the Agent of written notice from the agent or representative of the holders of such Senior Indebtedness, no such payment may be made by the Borrower upon or in respect of the Obligations, for a period ("Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days after receipt of such notice (unless such Payment Blockage Period shall be terminated by written notice to the Agent from such agent or representative). Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period or successive Payment Blockage Periods with respect to the same payment on the Obligations extend beyond 179 days from the date the payment on the Obligations was due and (y) there must be 180 consecutive days in any 365-day period during which no Payment Blockage Period is in effect. For all purposes of this SECTION 8.2(B), no Non-Payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness of the Borrower initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders or by the agent or other representative of such Senior Indebtedness whether or not within a period of 365 consecutive days, unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c)  Rights and Obligations of the Lenders.  In the event that,
               -------------------------------------
notwithstanding the foregoing provisions prohibiting such payment or distribution, the Agent or any Lender shall have received any payment or distribution in respect of any Obligation (other than as permitted by Sections
(a) and (b) of this SECTION 8.2) at a time when such payment is prohibited by this SECTION 8.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Senior Indebtedness of the Borrower and shall be paid over or delivered to the holders of the Senior Indebtedness of the Borrower remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Senior Indebtedness of the Borrower in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Borrower.

          If payment in respect of the Obligations is accelerated because of an Event of Default, the Borrower shall promptly notify the agent or other representatives for Senior Indebtedness of the Borrower of such acceleration.

          Upon any payment or distribution of assets or securities referred to in this SECTION 8, the Lenders (notwithstanding any other provision of this Agreement) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this SECTION 8.

          The Borrower shall promptly give written notice to each of the Lenders of any default or event of default under the Senior Credit Facility and, in the event of any such event of default, shall provide to the Agent the name and address of the agent under the Senior Credit Facility.

          With respect to the holders and owners of Senior Indebtedness of the Borrower, each Lender undertakes to perform only such obligations on the part of such Lender as are specifically set forth in this SECTION 8, and no implied covenants or obligations with respect to the holders or owners of Senior Indebtedness of the Borrower shall be read into this Agreement against the Lenders. The Lenders shall not be deemed to owe any fiduciary duty to the holders or owners of Senior Indebtedness of the Borrower or to any agent under the Senior Credit Facility.

          8.3  Payments May Be Paid Prior to Dissolution.  Nothing contained in
               -----------------------------------------
this SECTION 8 or elsewhere in this Agreement shall prevent or delay (i) the Borrower, except under the conditions described in SECTION 8.2, from making payments at any time for the purpose of making payments in respect of its Obligations, or from depositing with the Agent any moneys for such payments, or
(ii) subject to SECTION 8.2, the application by the Agent of any moneys deposited with it for the purpose of making payments in respect of Obligations.

          8.4  Rights of Holders of Senior Indebtedness of the Borrower Not To
               ---------------------------------------------------------------
Be Impaired.  No right of any present or future holder of any Senior
-----------
Indebtedness of the Borrower to enforce subordination as provided in this
SECTION 8 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Borrower with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing Section, such holders of Senior Indebtedness of the Borrower may, at any time and from time to time without impairing or releasing the subordination provided in this SECTION 8 or the obligations of the Lenders hereunder to the holders of Senior Indebtedness of the Borrower, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness of the Borrower or otherwise amend or supplement in any manner Senior Indebtedness of the Borrower or any instrument evidencing the same or any agreement under which any Senior Indebtedness of the Borrower is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness of the Borrower or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Senior Indebtedness of the Borrower; and (iv) exercise or refrain from exercising any rights against the Borrower and any other Person. Each Lender by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Indebtedness of the Borrower and notice of or proof of reliance by any holder or owner of Senior Indebtedness of the Borrower upon this SECTION 8 and the Senior Indebtedness of the Borrower shall conclusively be deemed to have been created, contracted or incurred in reliance upon this SECTION 8, and all dealings between the Borrower and the holders and owners of the Senior Indebtedness of the Borrower shall be deemed to have been consummated in reliance upon this SECTION 8.

          The provisions of this SECTION 8 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness of the Borrower.

          8.5  Subrogation.  Upon the payment in full in accordance with the
               -----------
terms of SECTION 8.2 of all amounts payable under or in respect of the Senior Indebtedness of the Borrower, the Lenders shall be subrogated to the rights of the holders of such Senior Indebtedness of the Borrower to receive payments or distributions of assets of Borrower made on such Senior Indebtedness of the Borrower until the Obligations shall be paid in full in cash or Cash Equivalents; and for purposes of such subrogation no payments or distributions to holders of such Senior Indebtedness of the Borrower of any cash, property or securities to which the Lenders would be entitled except for the provisions of this SECTION 8, and no payment over pursuant to the provisions of this SECTION 8 to holders of such Senior Indebtedness of the Borrower by the Lenders, shall, as between the Borrower, its creditors other than holders of such Senior Indebtedness of the Borrower and the Lenders, be deemed to be a payment by the Borrower to or on account of such Senior Indebtedness of the Borrower, it being understood that the provisions of this SECTION 8 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness of the Borrower, on the one hand, and the Lenders, on the other hand. A release of any claim by any holder of Senior Indebtedness of the Borrower shall not limit the Lenders' rights of subrogation under this SECTION 8.5.

          If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this SECTION 8 shall have been applied, pursuant to the provisions of this SECTION 8, to the payment of all amounts payable under the Senior Indebtedness of the Borrower, then and in such case, the Lenders shall be entitled to receive from the holders of such Senior Indebtedness of the Borrower at the time outstanding the full amount of any such payments or distributions received by such holders of Senior Indebtedness of the Borrower in excess of the amount sufficient to pay all Senior Indebtedness of the Borrower payable under or in respect of the Senior Indebtedness of the

Borrower in full in cash or Cash Equivalents in accordance with the terms of
SECTION 8.2.

          8.6  Obligations of the Borrower Unconditional.  Nothing contained in
               -----------------------------------------
this SECTION 8 or elsewhere in this Agreement is intended to or shall impair as between the Borrower and the Lenders the obligations of the Borrower, which are absolute and unconditional, to pay to the Lenders the Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Borrower other than the holders of the Senior Indebtedness of the Borrower, nor shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this SECTION 8 of the holders of such Senior Indebtedness of the Borrower in respect of cash, property or securities of the Borrower received upon the exercise of any such remedy.

          The failure to make a payment in respect of Obligations by reason of any provision of this SECTION 8 shall not prevent the occurrence of an Event of Default under SECTION 7.

          8.7  Lenders Authorize Agent To Effectuate Subordination.  Each Lender
               ---------------------------------------------------
hereby authorizes and expressly directs the Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this SECTION 8 and appoints the Agent its attorney in fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Borrower, the immediate filing of a claim for the unpaid balance of the Obligations in the form required in said proceedings and causing said claim to be approved. If the Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness of the Borrower are hereby authorized to have the right to file and are hereby authorized to file, but shall have no obligation to file, an appropriate claim for and on behalf of the Lenders. In the event of any such proceeding, until the Senior Indebtedness of the Borrower is paid in full in cash or Cash Equivalents, without the consent of the holders of a majority in principal amount outstanding of Senior Indebtedness of the Borrower, no Lender shall waive, settle or compromise any such claim or claims relating to the Obligations that such Lender now or hereafter may have against the Borrower.

SECTION 9  THE AGENT

          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints First Union as Agent of such Lender to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes First Union as the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this SECTION 9. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this SECTION 9 are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Borrower or any of its Subsidiaries.

          9.2  Delegation of Duties.  The Agent may execute any of its duties
               --------------------
under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by SECTION 9.3.

          9.3  Exculpatory Provisions.  Neither the Agent nor any of its
               ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries, Holdings or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Borrower, any of its Subsidiaries, Holdings or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Borrower, any of its Subsidiaries or Holdings to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Potential Event of Default or Event of Default.

          9.4  Reliance by Agent.  The Agent shall be entitled to rely, and
               -----------------
shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries or Holdings), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Agent and the Lenders, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          9.5  Notice of Default.  The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Potential Event of Default or Event of Default hereunder unless the Agent has actually received notice from a Lender or the Borrower referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Potential Event of Default or Event of Default as shall be reasonably directed by the Required

Lenders; provided that, as between the Agent and the Lenders unless and until
         --------
the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on Agent and Other Lenders.  Each Lender expressly
               ---------------------------------------
acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower, any of its Subsidiaries or Holdings which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7  Indemnification.  The Lenders agree to indemnify the Agent in its
               ---------------
capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby of any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower, any of its Subsidiaries or Holdings; provided that no Lender shall be
                                               --------
liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.
The agreements in this SECTION 9.7 shall survive the payment in full of all Obligations.

          9.8  Agent in Its Individual Capacity.  The Agent and its affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and Holdings as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          9.9  Resignation of the Agent; Successor Agent.  The Agent may resign
               -----------------------------------------
as the Agent upon 20 days' notice to the Lenders and the Borrower. Upon the resignation of the Agent, the Required Lenders shall appoint from among the Lenders a successor Agent which is a bank or a trust company for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


SECTION 10  GUARANTEE

          10.1 Unconditional Guarantee.  Each Guarantor hereby unconditionally,
               -----------------------
jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to SECTION 11, to each of the Lenders and to the Agent and their respective successors and assigns that (i) the principal of and interest on the Loans will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Loans and all other obligations of the Borrower to the Lenders or the Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Loans or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in SECTION 10.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the

Loans or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Loans, this Agreement and in this Guarantee. If any Lender or the Agent is required by any court or otherwise to return to the Borrower, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Borrower or any Guarantor, any amount paid by the Borrower or any Guarantor to the Agent or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Lenders and the Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in SECTION 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in SECTION 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

          10.2  Subordination of Guarantee.  The obligations of each Guarantor
                --------------------------
to the Lenders and to the Agent pursuant to the Guarantee of such Guarantor and this Agreement are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided in SECTION 11.

          10.3  Severability.  In case any provision of this Guarantee shall be
                ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          10.4  Release of a Guarantor.  Upon (i) the release by the lenders
                ----------------------
under the Senior Credit Facility, related documents and future refinancings thereof of all guarantees of a Guarantor and all Liens on the property and assets of such Guarantor relating to such Indebtedness, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Borrower and which sale or disposition is otherwise in compliance with the terms of this Agreement, such Guarantor shall be deemed released from all obligations under this SECTION 10 without any further action required on the part of the Agent or any Lender; provided that any such
                                                 --------
termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Borrower shall also terminate upon such release, sale or transfer.

          The Agent shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Borrower accompanied by an Officers' Certificate certifying as to the compliance with this SECTION 10.4. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Loans as provided in this SECTION 10.

          10.5  Limitation of Guarantor's Liability.  Each Guarantor and by its
                -----------------------------------
acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Lenders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor

Senior Indebtedness of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to SECTION 10.7, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

          10.6  Guarantors May Consolidate, etc., on Certain Terms.
                --------------------------------------------------

          (a) Nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Guarantor with or into the Borrower or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Borrower or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

          (b) Except as set forth in SECTION 6.7, nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Borrower or another Guarantor (whether or not affiliated with the Guarantor); provided that,
                                                                  --------
subject to SECTIONS 10.4 and 10.6(A), (i) immediately after such transaction, and giving effect thereto, no Potential Event of Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this SECTION 10, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Agent, executed and delivered to the Agent, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Agent and satisfactory in form and substance to the Agent of the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

          10.7  Contribution.  In order to provide for just and equitable
                ------------
contribution among the Guarantors, the Guarantors agree, inter se, that in the
                                                         ----- --
event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the
                                            --- ----
Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Borrower's obligations with respect to the Obligations. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts including, without limitation, Guarantor Senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

          10.8  Waiver of Subrogation.  Each Guarantor hereby irrevocably waives
                ---------------------
any claim or other rights which it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Borrower, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Loans shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall, subject to the provisions of SECTION 8, SECTION 10.2 and
SECTION 11, forthwith be paid to the Agent for the benefit of such Lenders to be credited and applied upon the Loans, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this SECTION
10.8 is knowingly made in contemplation of such benefits.

          10.9   Evidence of Guarantee.  To evidence their guarantees to the
                 ---------------------
Lenders set forth in this SECTION 10, each Guarantor hereby agrees to execute the notation of Guarantee in substantially the form included in EXHIBIT IX.
Each such notation of Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an assistant Secretary or one Officer shall sign and one Officer or an assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of Guarantee.

          10.10  Waiver of Stay, Extension or Usury Laws.  Each Guarantor
                 ---------------------------------------
covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

          10.11  Guarantor Covenant.  Holdings shall not, directly or
                 ------------------
indirectly, incur or remain or become directly or indirectly liable with respect to any Indebtedness except that Holdings (a) may guarantee (i) the Obligations,
(ii) the Bridge Notes, Term Notes, Take-Out Securities and Exchange Notes and
(iii) the indebtedness of the Borrower under the Senior Credit Facility and the other Credit documents, as defined in the Senior Credit Facility and (b) may incur Indebtedness in an aggregate principal amount not exceeding $5,000,000 outstanding at any time issued to repurchase its Capital Stock from former management employees in connection with their termination or departure (provided
                                                                        --------
that such Indebtedness is subordinated in right and time of payment to (i) through (iii) of (a) above on terms and conditions satisfactory to the Agent in its sole discretion (which terms and conditions may, at the sole discretion of the Agent, provided that such Indebtedness shall not mature or require any cash payment of principal or interest at any time prior to the first anniversary of the Tranche B Maturity Date as defined in the Senior Credit Facility)).

SECTION 11  SUBORDINATION OF GUARANTEE OBLIGATIONS

          11.1  Guarantee Obligations Subordinated to Senior Indebtedness.  The
                ---------------------------------------------------------
Lenders covenant and agree that payments in respect of the obligations by a Guarantor in respect of its Guarantee (collectively, as to any Guarantor, its "Guarantee Obligations") shall be subordinated in accordance with the provisions of this SECTION 11 to the prior payment in full, in cash or Cash Equivalents, of all amounts payable in respect of Guarantor Senior Indebtedness of such Guarantor whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in SECTION 7.6 or 7.7 whether or not such interest is an allowed claim against such Guarantor), that the subordination is for the benefit of the holders of Guarantor Senior Indebtedness, and that each holder of Guarantor Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Indebtedness in reliance upon the covenants and provisions contained in this Agreement.

          11.2  Priority and Payment Over of Proceeds in Certain Events.
                -------------------------------------------------------

          (a) Subordination of Guarantee Obligations on Dissolution, Liquidation
              ------------------------------------------------------------------
or Reorganization of Such Guarantor.  Upon any payment or distribution of assets
-----------------------------------
or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (other than a liquidation or dissolution of such Guarantor into the Borrower or another Guarantor), all Guarantor Senior Indebtedness of such Guarantor (including any interest accruing subsequent to an event specified in SECTION 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against such Guarantor) shall first be paid in full in cash or Cash Equivalents, before the Lenders shall be entitled to receive any payment or distribution with respect to any Guarantee Obligations of such Guarantor and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this SECTION 11 shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor or their representatives to the extent necessary to pay all of the Guarantor Senior Indebtedness of such Guarantor in full and in cash or Cash Equivalents to the holders of such Guarantor Senior Indebtedness.

          (b) Subordination of Guarantee Obligations on Default on Senior
              -----------------------------------------------------------
Indebtedness.  Upon the maturity of any Senior Indebtedness of a Guarantor by
------------
lapse of time, acceleration or otherwise, all Senior Indebtedness of such Guarantor then due and payable shall first be paid in full in cash or Cash Equivalents, before any payment or distribution is made by such Guarantor or any Person acting on behalf of such Guarantor with respect to the Guarantee Obligations of such Guarantor. No direct or indirect payment or distribution by any Guarantor or any Person acting on behalf of such Guarantor of or in respect of any Guarantee Obligations of such Guarantor whether pursuant to the terms of the Loans or upon acceleration or otherwise shall be made, if at the time of such payment, there exists a default in the payment of all or any portion of any principal, interest, fees, letter of credit reimbursement obligations or other amounts payable in respect of any Senior Indebtedness of such Guarantor and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuation of any Non-Payment Default, upon the receipt by the Agent of written notice from the agent or representative of the holders of such Senior Indebtedness, no such payment may be made by such Guarantor under its Guarantee for a period ("Guarantor Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days after receipt of such written notice by the Agent (unless such Guarantor Payment Blockage Period shall be terminated by written notice to the Agent from such agent), as the case may be (provided such Guarantor Senior Indebtedness shall theretofore not have been accelerated). Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period or successive Guarantor Payment Blockage Periods with respect to the same payment on such Guarantee extend beyond 179 days from the date the payment on such Guarantee was due and (y) there must be 180 consecutive days in any 365-day period during which no Guarantor Payment Blockage Period is in effect. For all purposes of this SECTION 11.2(B), no Non-Payment Default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Senior Indebtedness initiating such Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period by the holders or by the agent or other representative of such Senior Indebtedness whether or not within a period of 365 consecutive days, unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c) Rights and Obligations of the Lenders.  In the event that,
              -------------------------------------
notwithstanding the foregoing provisions prohibiting such payment or distribution, the Agent or any Lender shall have received any payment or distribution in respect of any Guarantee Obligation with respect to the Loans (other than as permitted by Sections (a) and (b) of this SECTION 11.2) at a time when such payment is prohibited by this SECTION 11.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Guarantor Senior Indebtedness and shall be paid over or delivered to the holders of the Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Guarantor Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness.

          Nothing contained in this SECTION 11 will limit the right of the Lenders to take any action to accelerate the maturity of the Loans pursuant to
SECTION 7 or to pursue any rights or remedies hereunder or otherwise.

          Upon any payment or distribution of assets or securities referred to in this SECTION 11, the Lenders (notwithstanding any other provision of this Agreement) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Lender for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this SECTION 11.

          The Guarantors shall promptly give written notice to each of the Lenders of any default or event of default under the Senior Credit Facility, and, in the event of any such event of default, shall provide to the Agent the name and address of the agent under the Senior Credit Facility.

          With respect to the holders and owners of Guarantor Senior Indebtedness, each Lender undertakes to perform only such obligations on the part of such Lender as are specifically set forth in this SECTION 11, and no implied covenants or obligations with respect to the holders or owners of Guarantor Senior Indebtedness shall be read into this Agreement against the Lenders. The Lenders shall not be deemed to owe any fiduciary duty to the holders or owners of Guarantor Senior Indebtedness or to the agent under the Senior Credit Facility or any other representative of the holders of the Guarantor Senior Indebtedness.

          11.3  Payments May Be Paid Prior to Dissolution.  Nothing contained in
                -----------------------------------------
this SECTION 11 or elsewhere in this Agreement shall prevent or delay (i) Guarantors, except under the conditions described in SECTION 11.2, from making payments at any time for the purpose of making payments in respect of their respective Guarantee Obligations, or from depositing with the Agent any moneys for such payments, or (ii) subject to SECTION 11.2, the application by the Agent of any moneys deposited with it for the purpose of making payments in respect of Guarantee Obligations.

          11.4  Rights of Holders of Guarantor Senior Indebtedness Not To Be
                ------------------------------------------------------------
Impaired.  No right of any present or future holder of any Guarantor Senior
--------
Indebtedness to enforce subordination as provided in this SECTION 11 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Guarantors with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing

Section, such holders of Guarantor Senior Indebtedness may, at any time and from time to time without impairing or releasing the subordination provided in this
SECTION 11 or the obligations of the Lenders hereunder to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Guarantor Senior Indebtedness or otherwise amend or supplement in any manner Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which any Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Guarantor Senior Indebtedness or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and
(iv) exercise or refrain from exercising any rights against the Guarantors and any other Person. Each Lender by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Guarantor Senior Indebtedness and notice of or proof of reliance by any holder or owner of Guarantor Senior Indebtedness upon this SECTION 11 and the Guarantor Senior Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this SECTION 11, and all dealings between the Guarantors and the holders and owners of the Guarantor Senior Indebtedness shall be deemed to have been consummated in reliance upon this
SECTION 11.

          The provisions of this SECTION 11 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Guarantor Senior Indebtedness.

          11.5  Subrogation.  Upon the payment in full in accordance with the
                -----------
terms of SECTION 11.2 of all amounts payable under or in respect of the Guarantor Senior Indebtedness, the Lenders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of assets of the Guarantors made on such Guarantor Senior Indebtedness until the Guarantee Obligations shall be paid in full in cash or Cash Equivalents in a manner satisfactory to the holders of such Guarantor Senior Indebtedness in accordance with the terms of SECTION 11.2; and for purposes of such subrogation no payments or distributions to holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Lenders would be entitled except for the provisions of this SECTION 11, and no payment over pursuant to the provisions of this SECTION 11 to holders of such Guarantor Senior Indebtedness by the Lenders, shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness and the Lenders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this SECTION 11 are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Indebtedness, on the one hand, and the Lenders, on the other hand. A release of any claim by any holder of Guarantor Senior Indebtedness shall not limit the Lenders' rights of subrogation under this SECTION 11.5.

          If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this SECTION 11 shall have been applied, pursuant to the provisions of this SECTION 11, to the payment of all amounts payable under the Guarantor Senior Indebtedness, then and in such case, the Lenders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding the full amount of any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all Guarantor Senior Indebtedness payable under or in respect of the Guarantor Senior Indebtedness in full in cash or Cash Equivalents in accordance with the terms of SECTION 11.2.

          11.6  Obligations of the Guarantors Unconditional.  Nothing contained
                -------------------------------------------
in this SECTION 11 or elsewhere in this Agreement or in the Guarantees is intended to or shall impair as between the Guarantors and the Lenders the obligations of the Guarantors, which are absolute and unconditional, to pay to the Lenders the Guarantee Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this SECTION 11 of the holders of such Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

          The failure to make a payment in respect of Guarantee Obligations by reason of any provision of this SECTION 11 shall not prevent the occurrence of an Event of Default under SECTION 7.

          11.7  Lenders Authorize Agent to Effectuate Subordination.  Each
                ---------------------------------------------------
Lender hereby authorizes and expressly directs the Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this SECTION 11 and appoints the Agent its attorney in fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance of the Guarantee Obligations in the form required in said proceedings and causing said claim to be approved. If the Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file, but shall have no obligation to file, an appropriate claim for and on behalf of the Lenders. In the event of any such proceeding, until the Guarantor Senior Indebtedness is paid in full in cash or Cash Equivalents, without the consent of the holders of a majority in principal amount outstanding of Guarantor Senior Indebtedness, no Lender shall waive, settle or compromise any such claim or claims relating to the Obligations that such Lender now or hereafter may have against the Guarantors.

SECTION 12  MISCELLANEOUS

          12.1  Representation of the Lenders.  Each Lender hereby represents
                -----------------------------
that it is a commercial lender which makes loans in the ordinary course of its business and that it will make the Loans hereunder for its own account or the account of its affiliates in the ordinary course of such business.

          12.2  Participations in and Assignments of Loans and Notes.
                ----------------------------------------------------

          A. Each Lender shall have the right at any time to sell, assign, transfer or negotiate all or any portion of its Notes or its Loan Commitment in an aggregate amount of not less than $2,500,000 to any Eligible Assignee. In the case of any sale, transfer or negotiation of all or part of the Notes or any Loan Commitment authorized under this SECTION 12.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement; provided that (i) at such time SECTION 2.1
                                     --------
A OR 2.2A, as the case may be, shall be deemed modified to reflect the Loan Commitment of such new Lender and of the existing Lenders and (ii) upon surrender of the Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of SECTION 2.1D OR 2.2E as the case may be (with appropriate modifications) to the extent needed to reflect the revised Loan Commitment; provided, further, that such transfer or assignment will not be
            --------  -------
effective until recorded by the Agent on the Register pursuant to SECTION 5.11. To the extent of any assignment pursuant to this SECTION 12.2A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Notes or Loan Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this SECTION 12.2A to an Eligible

Assignee which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, the respective Eligible Assignee shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a SECTION 12.2E(II) Certificate) described in
SECTION 12.2E. Any such sale, assignment, transfer or negotiation shall be subject to compliance with applicable provisions of federal and state securities laws.

          B. Each Lender may grant participations in all or any part of its Notes or its Loan Commitment in an aggregate amount of not less than $1,000,000 to any Eligible Assignee.

          C. The Borrower shall, at its own cost and expense, provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Loans as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this SECTION 12.2.

          D. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loan and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          E. Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to SECTION 12.2A (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) agrees to deliver to the Borrower and the Agent, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service

Form 1001 or 4224 pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. Subject to SECTION 12.2A and the immediately succeeding sentence, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this SECTION 12.2E and except as set forth in SECTION 12.2A, the Borrower agrees to pay additional amounts and to indemnify and hold harmless each Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse such Lender upon its written request, in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of any assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          12.3  Fees and Expenses.  The Borrower agrees (i) whether or not the
                -----------------
transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent, and the allocated costs of internal counsel) in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Loan Documents, and all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent, and the allocated costs of internal counsel) in connection with any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Agent or any Lender, including the allocated costs of internal counsel) in connection with (y) after the occurrence and during the continuance of an Event of Default, any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Loan Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold harmless the Agent and each Lender from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Loan Documents.

          12.4  Indemnity.  In addition to the payment of expenses pursuant to
                ---------
SECTION 12.3, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold each of the Lenders, the Agent and any holder of any of the Notes, and each of their respective officers, directors, employees, agents, representatives and affiliates (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Commitment Letter, the Lenders' agreements to make the Loans or the use or intended use of any of the proceeds of the Loans hereunder, the issuance of the Exchange Notes or the Take-Out Securities or the Petersen Acquisition (the "Indemnified Liabilities"); provided that the Borrower shall
                                             --------
have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities (i) to the extent such liabilities are finally judicially determined to have resulted solely from (A) the gross negligence or willful misconduct of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or (C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

          12.5  Setoff.  Subject to SECTION 8, in addition to any rights now or
                ------
hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, the Agent and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, or to any other

Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or any such subsequent holder to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to such Person or such subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (a) such Person or such subsequent holder shall have made any demand hereunder or (b) such Person or such subsequent holder shall have declared the principal of or the interest on its portion of the Loans and its Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

          12.6  Amendments and Waivers.  No amendment, modification, termination
                ----------------------
or waiver of any term or provision of this Agreement, of the Notes, any Guarantee or, prior to the execution and delivery thereof, of the form of the Registration Rights Agreement or the form of the Senior Subordinated Indenture or consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective without the prior written concurrence of the Borrower or such Guarantor, as the case may be, and the Required Lenders, and, upon the request of any Lender, the receipt of a written opinion of counsel of the Borrower addressed to the Lenders to the effect that such amendment, modification, termination, waiver or consent does not violate or conflict with any of the terms and provisions of the Senior Credit Facility or any other Contractual Obligation of the Borrower; provided that, notwithstanding the third
                                        --------
sentence of SECTION 12.15, without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Notes, any Guarantee, and, prior to the execution and delivery thereof, of the form of Registration Rights Agreement and the form of Senior Subordinated Indenture or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Note; (iii) reduce the principal amount of any Note; (iv) make any Note payable in money other than that stated in the Note;
(v) make any change in SECTION 2.5 or in the definition of Change of Control, in the last paragraph of SECTION 7 or in SECTION 8.5, 11.5 OR 12.6; (vi) reduce the rate or extend the time of payment of fees or other compensation payable to the Lenders hereunder; or (vii) modify the provisions of SECTION 8 or any of the defined terms related thereto in any manner adverse to the Lenders; and provided, further, that without the consent of the Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 9 as the same applies to the Agent or any other provision of this Agreement as it relates to the rights or obligations of the Agent. No amendment, modification or waiver of any provision of this Agreement, the Notes, any Guarantee or the form of the Senior Subordinated Indenture shall adversely affect the rights of the holders of Senior Indebtedness or the holders of Guarantor Senior Indebtedness without their consent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 12.6 shall be binding upon each holder of the Notes at the time outstanding, each further holder of the Notes, and, if signed by the Borrower or a Guarantor, on the Borrower and such Guarantor.

          12.7  Independence of Covenants.  All covenants hereunder shall be
                -------------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

          12.8  Entirety.  The Loan Documents and the Commitment Letter embody
                --------
the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

          12.9  Notices.  Unless otherwise provided herein, any notice or other
                -------
communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the
           --------
purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 12.9) shall be set forth under each party's name on the signature pages hereto.

          12.10  Survival of Warranties and Certain Agreements.
                 ---------------------------------------------

          A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Commitment Letter, the making of the Loans hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Loans, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in SECTIONS 12.3, 12.4, 12.14, 12.15, 12.17, 12.19 AND 12.22 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

          12.11  Failure or Indulgence Not Waiver; Remedies Cumulative.  No
                 -----------------------------------------------------
failure or delay on the part of the Agent or any Lender or any holder of any
Note in the exercise of any power, right or privilege hereunder, under a Guarantee or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, under a Guarantee or the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

          12.12  Severability.  In case any provision in or obligation under
                 ------------
this Agreement, under a Guarantee or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          12.13  Headings.  Section and Section headings in this Agreement are
                 --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          12.14  Applicable Law.  THIS AGREEMENT, EACH GUARANTEE AND THE NOTES
                 --------------
SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          12.15  Successors and Assigns; Subsequent Holders of Notes.  This
                 ---------------------------------------------------
Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement and each Guarantee shall inure to the benefit of any assignee or transferee of the Notes pursuant to SECTION 12.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Except as provided in SECTION12.6, in determining whether the holders of a sufficient aggregate principal amount of the Loans shall have consented to any action under this Agreement, any amount of the Loans owned or held by the Borrower, any Guarantor or any of their respective Affiliates shall be disregarded. The Borrower's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

          12.16  Counterparts; Effectiveness.  This Agreement and any
                 ---------------------------
amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agent or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agent will give the Borrower and each Lender prompt notice of the effectiveness of this Agreement.

          12.17  Consent to Jurisdiction; Venue; Waiver of Jury Trial.
                 ----------------------------------------------------

          A. Any legal action or proceeding with respect to this Agreement, any Note or any Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Notes or the Guarantees brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to SECTION 12.9, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note or any Guarantee that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

          B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Notes or the Guarantees brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes or the Guarantees or the transactions contemplated hereby or thereby.

          12.18  Payments Pro Rata.
                 -----------------

          A. The Agent agrees that promptly after its receipt of each payment of any interest or premium on or principal of the Notes from or on behalf of the Borrower or any Guarantor, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata
                                      --- ----                        --- ----
based upon their respective pro rata shares, if any, of such payment.
                            --- ----

          B. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that, if all or any portion of
                                      --------
such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.19  Taxes.
                 -----

          A. Any and all payments by the Borrower hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such Taxes are required by law or the administration thereof to be deducted or withheld and excluding (i) in the case of each Lender and the Agent, Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof, (ii) in the case of each such Lender and the Agent, any Taxes that are in effect and that would apply to a payment to such Person, as applicable, as of the Closing Date, and (iii) if any Person acquires any interest in this Agreement (a "Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Transferee as of the date of the acquisition of such interest, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by Law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (a) unless such requirement results from the failure of the payee to perform its obligations under SECTION 12.2E, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (b) the Borrower shall make such deductions or withholdings; and (c) the Borrower forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

          B. The Borrower agrees to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Borrower hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

          C. The Borrower agrees to indemnify the Agent and each of the Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Borrower in accordance with SECTIONS 12.2A AND 12.10B to the relevant taxation or other authority and any Taxes other than Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this SECTION 12.19 paid by the Lender or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Agent or such Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Borrower shall be prima facie evidence, absent manifest error, of the amount due from the Borrower to the Agent or such Lender.

          D. The Borrower shall furnish to the Agent and each of the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Borrower as soon as such receipt becomes available.

          E. The provisions of this SECTION 12.19 shall survive the termination of the Agreement and repayment of all Obligations.

          F. Each of the Agent and Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause 12.19A above), the Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this SECTION
12.19 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Agent or such
--------  -------
Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

          12.20  Replacement of Lenders.  The Borrower may, at any time and so
                 ----------------------
long as no Potential Event of Default or Event of Default has then occurred and is continuing, replace any Lender that has requested additional amounts from the Borrower under SECTION 12.2E, 12.19 OR 12.22 by written notice to such Lender and the Agent given not more than thirty (30) days after any such event and identifying one or more Persons each of which shall be reasonably acceptable to the Agent (each, a "Replacement Lender," and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"), provided that (i) the
                                                          --------
notice from the Borrower to the Replaced Lender and the Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to SECTION 12.2A pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Agent, all (but not less than all) of the Commitments and outstanding Loans of the Replaced Lender, and, in connection therewith, shall pay to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of (y) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (z) the Replaced Lender's ratable share of all accrued but unpaid fees owing to the Replaced Lender hereunder, and (iii) all other obligations of the Borrower owing to the Replaced Lender under this Agreement (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including, without limitation, amounts payable under SECTION 12.2 as a result of the actions required to be taken under this SECTION 12.20, shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date.

          12.21  Waiver of Stay, Extension or Usury Laws.  The Borrower
                 ---------------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and

(to the extent that it may lawfully do so) the Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

          12.22  Requirements of Law.
                 -------------------

          (a) In the event that any change in law occurring after the date that any lender becomes a Lender party to this Agreement with respect to such Lender shall, in the opinion of such Lender, require that any Bridge Loan Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such change in law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such change in law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Borrower of such change in law as provided in paragraph (b) of this SECTION 12.21, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

          (b) The Borrower shall not be required to make any payments to any Lender for any additional amounts pursuant to this SECTION 12.21 unless such Lender has given written notice to the Borrower, through the Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender requests compensation from the Borrower under this SECTION 12.21, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or continue Loans, until the requirement of law giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of
                 --------
such Lender to receive the compensation so requested.

          12.23  Confidentiality.  Each Lender shall hold all non-public
                 ---------------
information obtained pursuant to the requirements of or in connection with this Agreement which has been identified as confidential by the Borrower or Petersen in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Petersen and the Borrower that (i) in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that unless specifically prohibited by
                              --------
applicable law or court order, each Lender shall notify the Borrower of any request by any prospective transferee or governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and
(ii) a Lender may share with any of its affiliates, and such affiliates may share with any Lender, any information related to the Borrower, Petersen or the Borrower's or their respective affiliates (including information relating to creditworthiness), the Petersen Acquisition or the financing therefor; and provided, further, that in no event shall any Lender be obligated or required to
--------  -------
return any materials furnished by the Borrower or Petersen. In connection with any proposed sales, assignments or transfers referred to in SECTION 12.2A (and prior to any delivery of non-public information hereunder), a Lender shall obtain agreements from the purchasers, assignees or transferees, as the case may be, reasonably satisfactory to the Borrower, that such parties will comply with this SECTION 12.22.

          WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                   COMPANY:

                                   PETERSEN PUBLISHING COMPANY L.L.C.


                                   By:  _____________________________
                                        Name:
                                        Title:

                                   Notice Address:


                                        Attention:

                                   Telephone:
                                   Telecopy:

                                   GUARANTORS:

                                   PETERSEN HOLDINGS, L.L.C.


                                   By:  ______________________________
                                        Name:
                                        Title:

                                   Notice Address:


                                        Attention:

                                   Telephone:
                                   Telecopy:


                                   BRIGHTVIEW COMMUNICATIONS GROUP,
                                      INC.


                                   By:  ______________________________
                                        Name:
                                        Title:

                                   Notice Address:


                                        Attention:

                                   Telephone:
                                   Telecopy:

                                   AGENT:

                                   FIRST UNION CORPORATION,
                                     as agent


                                   By:  ________________________________
                                        Name:
                                        Title:

                                   Notice Address:

                                        One First Union Center, TW-10
                                        Charlotte, NC  28288-0604
                                        Attention:  Jay Braden

                                   Telephone: (704) 383-8218
                                   Telecopy:  (704) 383-9527

                                   LENDERS:

Commitment:  $                     FIRST UNION CORPORATION


                                   By:  ________________________________
                                        Name:
                                        Title:

                                   Notice Address:

                                        One First Union Center, TW-10
                                        Charlotte, NC  28288-0604
                                        Attention:  Jay Braden

                                   Telephone: (704) 383-8218
                                   Telecopy:  (704) 383-9527


Commitment:  $                     CIBC Inc.


                                   By:  ________________________________
                                        Name:
                                        Title:

                                   Notice Address:

                                        425 Lexington Avenue
                                        New York, New York  10017
                                        Attention:  Timothy Doyle

                                   Telephone:  (212) 856-3650
                                   Telecopy:   (212) 856-3991